                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             BILLING CONCEPTS CORP.,

                             BILLING CONCEPTS, INC.,

                        ENHANCED SERVICES BILLING, INC.,

                    BC TRANSACTION PROCESSING SERVICES, INC.,

                                  APTIS, INC.,

                            OPERATOR SERVICE COMPANY,

                            BC HOLDING I CORPORATION,

                           BC HOLDING II CORPORATION,

                           BC HOLDING III CORPORATION,

                          BC ACQUISITION I CORPORATION,

                         BC ACQUISITION II CORPORATION,

                         BC ACQUISITION III CORPORATION

                                       and

                          BC ACQUISITION IV CORPORATION

                         dated as of September 15, 2000

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                                 TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS                                                                                 2

         1.1      Accounts Receivable.............................................................................2
         1.2      Actual Monthly Revenue..........................................................................2
         1.3      Actual Value....................................................................................2
         1.4      Acquisition Proposal............................................................................2
         1.5      Acquisition Sub 1, Acquisition Sub 2, Acquisition Sub 3, Acquisition Sub 4 and
                  Acquisition Subs................................................................................2
         1.6      Acquisition Sub 1 Stock, Acquisition Sub 2 Stock, Acquisition Sub 3 Stock,
                  Acquisition Sub 4 Stock and Acquisition Sub Stock...............................................2
         1.7      Affiliate.......................................................................................2
         1.8      Affiliated Group................................................................................2
         1.9      Ancillary Agreements............................................................................2
         1.10     Aptis...........................................................................................2
         1.11     Aptis Merger....................................................................................3
         1.12     Aptis Merger Consideration......................................................................3
         1.13     Aptis Stock.....................................................................................3
         1.14     Article.........................................................................................3
         1.15     BCC.............................................................................................3
         1.16     BCI.............................................................................................3
         1.17     BCI Merger......................................................................................3
         1.18     BCI Merger Consideration........................................................................3
         1.19     BCI Stock.......................................................................................3
         1.20     BCTPS...........................................................................................3
         1.21     BCTPS Merger Consideration......................................................................3
         1.22     BCTPS Stock.....................................................................................3
         1.23     Business........................................................................................3
         1.24     Business Area...................................................................................3
         1.25     Buyer I, Buyer II, Buyer III and the Buyers.....................................................3
         1.26     Buyer Damages...................................................................................3
         1.27     Buyer Indemnitees...............................................................................3
         1.28     Claim...........................................................................................3
         1.29     Closing.........................................................................................3
         1.30     Closing Date....................................................................................3
         1.31     Closing Date Balance Sheets.....................................................................3
         1.32     Closing Date Working Capital....................................................................3
         1.33     Code............................................................................................4
         1.34     Companies.......................................................................................4
         1.35     Companies Confidential Information..............................................................4
         1.36     Companies Stock.................................................................................4
         1.37     Competing Business..............................................................................4
         1.38     Confidentiality Agreement.......................................................................4

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         1.39     Consulting Agreement............................................................................4
         1.40     Contested Non-Compete Royalty Payment...........................................................4
         1.41     Contract........................................................................................4
         1.42     Control.........................................................................................4
         1.43     Damages.........................................................................................4
         1.44     DGCL............................................................................................4
         1.45     Disclosure Schedule.............................................................................4
         1.46     Effective Time..................................................................................4
         1.47     Employee Plans..................................................................................4
         1.48     Employment Laws.................................................................................5
         1.49     Encumbrance.....................................................................................5
         1.50     Environmental Law...............................................................................5
         1.51     Equipment Leases................................................................................5
         1.52     ERISA...........................................................................................5
         1.53     ERISA Affiliate.................................................................................5
         1.54     ESBI............................................................................................5
         1.55     ESBI Merger.....................................................................................5
         1.56     ESBI Merger Consideration.......................................................................5
         1.57     ESBI Stock......................................................................................5
         1.58     Estimated Closing Date Working Capital..........................................................5
         1.59     Exchange Act....................................................................................5
         1.60     Financial Statements............................................................................5
         1.61     FTC Matter......................................................................................5
         1.62     GAAP............................................................................................5
         1.63     Governmental Authority..........................................................................5
         1.64     Guaranty........................................................................................5
         1.65     Hazardous Substance.............................................................................6
         1.66     High Value......................................................................................6
         1.67     HSR Act.........................................................................................6
         1.68     Indemnitee......................................................................................6
         1.69     Indemnitor......................................................................................6
         1.70     Intellectual Property...........................................................................6
         1.71     IRS.............................................................................................6
         1.72     Law.............................................................................................6
         1.73     Leases..........................................................................................6
         1.74     Low Value.......................................................................................6
         1.75     Material Adverse Effect.........................................................................6
         1.76     Material Consents...............................................................................6
         1.77     Material Contracts..............................................................................6
         1.78     Mergers.........................................................................................6
         1.79     Merger Consideration............................................................................6
         1.80     Monthly Revenues................................................................................6
         1.81     Non-Compete Royalty Payment Dates...............................................................6
         1.82     Non-Compete Royalty Payment Periods.............................................................7
         1.83     Non-Compete Royalty Payments....................................................................7
         1.84     Non-Compete Royalty Period......................................................................7

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         1.85     OSC ............................................................................................7
         1.86     OSC Merger......................................................................................7
         1.87     OSC Merger Consideration........................................................................7
         1.88     OSC Stock.......................................................................................7
         1.89     Permits.........................................................................................7
         1.90     Permitted Encumbrances..........................................................................7
         1.91     Person..........................................................................................7
         1.92     Projections.....................................................................................7
         1.93     Proprietary Information.........................................................................7
         1.94     SEC ............................................................................................7
         1.95     SEC Documents...................................................................................7
         1.96     Section.........................................................................................7
         1.97     Section 338(h)(10) Election.....................................................................8
         1.98     Securities Act..................................................................................8
         1.99     Seller..........................................................................................8
         1.100    Seller Confidential Information.................................................................8
         1.101    Seller Damages..................................................................................8
         1.102    Seller Indemnitees..............................................................................8
         1.103    Superior Proposal...............................................................................8
         1.104    Supplemental Disclosure.........................................................................8
         1.105    Surviving Corporation 1, Surviving Corporation 2, Surviving Corporation 3,
                  Surviving Corporation 4 and Surviving Corporations..............................................8
         1.106    Taxes...........................................................................................8
         1.107    Tax Returns.....................................................................................8
         1.108    Termination Fee.................................................................................8
         1.109    Transfer Taxes..................................................................................8
         1.110    Transferred Employees...........................................................................8
         1.111    Transferred Trademarks and Logos................................................................8
         1.112    Transition Services Agreement...................................................................8
         1.113    Unaffiliated Firm...............................................................................8
         1.114    WARN Act........................................................................................9
         1.115    Working Capital.................................................................................9

ARTICLE II            THE MERGERS                                                                                 9

         2.1      The Mergers.....................................................................................9
         2.2      Surviving Corporations..........................................................................9
         2.3      Liabilities....................................................................................10
         2.4      Certificates/Articles of Incorporation and Bylaws..............................................10
         2.5      Directors and Officers.........................................................................10
         2.6      Conversion or Cancellation of Stock Upon Mergers...............................................11
         2.7      Further Assurances.............................................................................11
         2.8      Closing........................................................................................12
         2.9      Working Capital Adjustment to Merger Consideration.............................................12

ARTICLE III           RELATED MATTERS                                                                           14

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         3.1      Use of Seller's Names and Logos................................................................14
         3.2      Books and Records of the Companies.............................................................15
         3.3      Transition Services............................................................................15
         3.4      Intercompany Accounts..........................................................................15
         3.5      Distributions .................................................................................15
         3.6      Transfer of Assets ............................................................................15
         3.7      Consulting Services ...........................................................................16
         3.8      Guaranty of Performance .......................................................................16

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF SELLER                                                    16
         4.1      Organization ..................................................................................16
         4.2      Authorization .................................................................................16
         4.3      Capital Stock .................................................................................17
         4.4      Ownership of the Companies Stock ..............................................................17
         4.5      Consents and Approvals; No Violations .........................................................17
         4.6      Financial Statements ..........................................................................17
         4.7      Absence of Material Adverse and Other Changes .................................................18
         4.8      Title, Ownership and Related Matters ..........................................................19
         4.9      Leases ........................................................................................19
         4.10     Intellectual Property; Software ...............................................................20
         4.11     Proprietary Information .......................................................................21
         4.12     Litigation ....................................................................................21
         4.13     Compliance with Applicable Law ................................................................22
         4.14     Certain Contracts and Arrangements ............................................................22
         4.15     Taxes .........................................................................................23
         4.16     Certain Fees ..................................................................................25
         4.17     Employee Relations ............................................................................25
         4.18     Insurance .....................................................................................26
         4.19     Environmental Matters .........................................................................26
         4.20     SEC Documents .................................................................................26
         4.21     Employee Benefit Plans ........................................................................26
         4.22     Accounts Receivable ...........................................................................28
         4.23     Transactions with Officers, Directors and Employees ...........................................28
         4.24     Sufficiency of Assets and Other Resources .....................................................28
         4.25     Bank Accounts, Letters of Credit and Powers of Attorney .......................................29
         4.26     Certain Payments ..............................................................................29
         4.27     Customers and Suppliers .......................................................................29

ARTICLE V            REPRESENTATIONS AND WARRANTIES OF THE BUYERS
                     AND THE ACQUISITION SUBS                                                                    30
         5.1      Organization and Authority ....................................................................30
         5.2      Consents and Approvals; No Violations .........................................................30
         5.3      Availability of Funds; Capitalization .........................................................31
         5.4      Litigation ....................................................................................31
         5.5      Certain Fees ..................................................................................31

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         5.6      Ownership; No Prior Activities ................................................................31
         5.7      No Additional Representations; Disclaimer Regarding Estimates and Projections .................31

ARTICLE VI           COVENANTS                                                                                   32
         6.1      Conduct of the Companies' Business ............................................................32
         6.2      Access to Information .........................................................................33
         6.3      Consents ......................................................................................33
         6.4      Reasonable Best Efforts .......................................................................34
         6.5      Public Announcements ..........................................................................34
         6.6      Updates to Disclosure Schedule ................................................................34
         6.7      Employees and Employee Benefits ...............................................................34
         6.8      Certain Tax Matters ...........................................................................36
         6.9      Hart-Scott-Rodino Filings .....................................................................39
         6.10     No Solicitation by Seller .....................................................................40
         6.11     No Transfer or Accounting Change by the Buyers ................................................41
         6.12     FTC Matter ....................................................................................41
         6.13     Information Regarding the Buyers ..............................................................41
         6.14     Capitalization of Seller ......................................................................42

ARTICLE VII          CONDITIONS TO OBLIGATIONS OF THE PARTIES                                                    42
         7.1      Conditions to Each Party's Obligation .........................................................42
         7.2      Conditions to Obligations of Seller ...........................................................42
         7.3      Conditions to Obligations of the Buyers .......................................................43

ARTICLE VIII         TERMINATION, AMENDMENT, WAIVER                                                              44
         8.1      Termination ...................................................................................44
         8.2      Procedure and Effect of Termination ...........................................................45
         8.3      Fees and Expenses .............................................................................45
         8.4      Amendment, Modification, Waiver and Extension .................................................45

ARTICLE IX           INDEMNIFICATION                                                                             46
         9.1      Seller's Agreement to Indemnify ...............................................................46
         9.2      The Buyers' and the Acquisition Subs' Agreement to Indemnify ..................................46
         9.3      General Provisions ............................................................................47
         9.4      Third-Party Indemnification ...................................................................48

ARTICLE X            NON-COMPETITION; NON-SOLICITATION OF EMPLOYEES AND CUSTOMERS                                49
         10.1     Non-Competition by Seller .....................................................................49
         10.2     Non-Solicitation of Employees and Customers ...................................................50
         10.3     Non-Compete Royalty Payments ..................................................................50
         10.4     Confidentiality ...............................................................................52

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         10.5     Reasonableness of Covenants ...................................................................53

ARTICLE XI           MISCELLANEOUS                                                                               53
         11.1     Notices .......................................................................................53
         11.2     Severability ..................................................................................55
         11.3     Binding Effect; Assignment ....................................................................55
         11.4     No Third-Party Beneficiaries ..................................................................55
         11.5     Interpretation ................................................................................55
         11.6     Jurisdiction and Consent to Service ...........................................................55
         11.7     Entire Agreement ..............................................................................55
         11.8     Governing Law .................................................................................55
         11.9     Specific Performance ..........................................................................56
         11.10    Counterparts ..................................................................................56
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                                       vi
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
         Schedules:

         Disclosure Schedules
         Schedule 3.4                       Intercompany Agreements
         Schedule 3.6                       Transferred Assets
         Schedule 6.13                      Information Regarding the Buyers
         Schedule 7.3(i)                    Consents for Closing
         Schedule 9.1                       Certain Indemnification Matters
         Schedule 10.3                      Non-Compete Royalty Payments

         Exhibits:

         Exhibit 1.46(a)                    Certificates of Merger
         Exhibit 1.46(b)                    Articles of Merger
         Exhibit 2.4                        Articles of Incorporation of Surviving Corporation 4
         Exhibit 3.3                        Transition Services Agreement
         Exhibit 3.7                        Consulting Agreement
         Exhibit 3.8                        Guaranty of Performance
         Exhibit 7.3(e)                     Opinion of Seller's Counsel
         Exhibit 7.3(f)                     Opinion of Seller's Delaware counsel
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                                      vii


                        AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of this 15th day of September, 2000, by and among Billing Concepts Corp., a Delaware corporation ("BCC" or "Seller"), Billing Concepts, Inc. ("BCI"), Enhanced Services Billing, Inc. ("ESBI"), BC Transaction Processing Services, Inc. ("BCTPS") and Aptis, Inc. ("Aptis"), each a Delaware corporation and a wholly-owned subsidiary of Seller, and Operator Service Company ("OSC"), a Texas corporation and a wholly-owned subsidiary of Seller (BCI, ESBI, BCTPS, Aptis and OSC are referred to herein collectively as the "Companies"), BC Holding I Corporation ("Buyer I"), BC Holding II Corporation ("Buyer II") and BC Holding III Corporation ("Buyer III"), each a Delaware corporation (Buyer I, Buyer II and Buyer III are referred to herein collectively as the "Buyers"), BC Acquisition I Corporation ("Acquisition Sub 1") and BC Acquisition II Corporation ("Acquisition Sub 2"), each a Delaware corporation and a wholly-owned subsidiary of Buyer I, BC Acquisition III Corporation ("Acquisition Sub 3"), a Delaware corporation and a wholly-owned subsidiary of Buyer II and BC Acquisition IV Corporation ("Acquisition Sub 4"), a Delaware corporation and a wholly-owned subsidiary of Buyer III (Acquisition Sub 1, Acquisition Sub 2, Acquisition Sub 3 and Acquisition Sub 4 are referred to herein collectively as the "Acquisition Subs").

                             W I T N E S S E T H :

         WHEREAS, the Companies are primarily in the business of providing billing clearinghouse, directory assistance and teleservices and software products and services primarily relating to telecommunications (collectively, the "Business"); and

         WHEREAS, Seller is the sole stockholder of each of the Companies, holding all of the issued and outstanding shares of capital stock of each of the Companies; and

         WHEREAS, Buyer I has formed Acquisition Sub 1 for the purposes of merging with and into BCI and acquiring BCI as wholly-owned subsidiary; and

         WHEREAS, simultaneously with such merger, BCTPS will be merged with and into BCI, with the result that upon such merger, BCI shall succeed to the business of BCTPS; and

         WHEREAS, Buyer I has formed Acquisition Sub 2 for the purposes of merging with and into ESBI and acquiring ESBI as a wholly-owned subsidiary; and

         WHEREAS, Buyer II has formed Acquisition Sub 3 for the purposes of merging with and into Aptis and acquiring Aptis as a wholly-owned subsidiary; and

         WHEREAS, Buyer III has formed Acquisition Sub 4 for the purposes of merging with and into OSC and acquiring OSC as a wholly-owned subsidiary; and

         WHEREAS, the respective boards of directors of each of the Buyers (as applicable), each of the Acquisition Subs (as applicable), Seller and each of the Companies (as applicable), and the respective stockholders of the Acquisition Subs and the Companies (as applicable) have voted to approve (i) the merger of Acquisition Sub 1 and BCTPS with and into BCI (the "BCI Merger"),

(ii) the merger of Acquisition Sub 2 with and into ESBI (the "ESBI Merger"),
(iii) the merger of Acquisition Sub 3 with and into Aptis (the "Aptis Merger") and (iv) the merger of Acquisition Sub 4 with and into OSC (the "OSC Merger" and collectively with the BCI Merger, the ESBI Merger and the Aptis Merger, the "Mergers") pursuant to the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree that (i) Acquisition Sub 1 and BCTPS shall be merged with and into BCI, (ii) Acquisition Sub 2 shall be merged with and into ESBI, (iii) Acquisition Sub 3 shall be merged with and into Aptis and (iv) Acquisition Sub 4 shall be merged with and into OSC, and that the terms and conditions of the Mergers, the method of carrying the Mergers into effect and certain other provisions relating thereto shall be as hereinafter set forth:

                                 ARTICLE I
                                DEFINITIONS

         1.1   "ACCOUNTS RECEIVABLE" shall have the meaning assigned to it in
SECTION 4.22.

         1.2 "ACTUAL MONTHLY REVENUE" shall have the meaning assigned to it in SECTION 10.3(c).

         1.3 "ACTUAL VALUE" shall have the meaning assigned to it in SECTION 2.9(d)(iii).

         1.4   "ACQUISITION PROPOSAL" shall have the meaning assigned to it in
SECTION 6.10(a).

         1.5 "ACQUISITION SUB 1", "ACQUISITION SUB 2", "ACQUISITION SUB 3", "ACQUISITION SUB 4" and "ACQUISITION SUBS" each shall have the meaning assigned to it in the Preamble.

         1.6 "ACQUISITION SUB 1 STOCK", "ACQUISITION SUB 2 STOCK", "ACQUISITION SUB 3 STOCK" and "ACQUISITION SUB 4 STOCK", shall mean the common stock, $.001 par value, of Acquisition Sub 1, Acquisition Sub 2, Acquisition Sub 3 and Acquisition Sub 4, respectively, and shall be referred to collectively as the "ACQUISITION SUB STOCK".

         1.7 "AFFILIATE" of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.

         1.8 "AFFILIATED GROUP" means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

         1.9 "ANCILLARY AGREEMENTS" shall mean, collectively, the agreements and documents to be executed in connection with this Agreement including (without limitation) the Transition Services Agreement and all exhibits thereto, any assignment agreements and the Consulting Agreement.

         1.10  "APTIS" shall have the meaning assigned to it in the Preamble.

         1.11 "APTIS MERGER" shall have the meaning assigned to it in the Recitals.

         1.12 "APTIS MERGER CONSIDERATION" shall have the meaning assigned to it in SECTION 2.6.

         1.13 "APTIS STOCK" shall mean the common stock, $.01 par value, of Aptis.

         1.14 "ARTICLE" shall mean an Article of this Agreement unless otherwise stated.

         1.15  "BCC" shall have the meaning assigned to it in the Preamble.

         1.16  "BCI" shall have the meaning assigned to it in the Preamble.

         1.17 "BCI MERGER" shall have the meaning assigned to it in the Recitals.

         1.18 "BCI MERGER CONSIDERATION" shall have the meaning assigned to it in SECTION 2.6.

         1.19 "BCI STOCK" shall mean the common stock, $.01 par value, of BCI.

         1.20  "BCTPS" shall have the meaning assigned to it in the Preamble.

         1.21 "BCTPS MERGER CONSIDERATION" shall have the meaning assigned to it in SECTION 2.6.

         1.22 "BCTPS STOCK" shall mean the common stock, $.01 par value, of BCTPS.

         1.23  "BUSINESS" shall have the meaning assigned to it in the Recitals.

         1.24  "BUSINESS AREA" shall have the meaning assigned to it in
SECTION 10.1(a).

         1.25 "BUYER I", "BUYER II", "BUYER III" and the "BUYERS" each shall have the meaning assigned to it in the Preamble.

         1.26  "BUYER DAMAGES" shall have the meaning assigned to it in
SECTION 9.1.

         1.27  "BUYER INDEMNITEES" shall have the meaning assigned to it in
SECTION 9.1.

         1.28  "CLAIM" shall have the meaning assigned to it in SECTION 9.4.

         1.29  "CLOSING" shall have the meaning assigned to it in SECTION 2.8.

         1.30  "CLOSING DATE" shall have the meaning assigned to it in
SECTION 2.8.

         1.31 "CLOSING DATE BALANCE SHEETS" shall have the meaning assigned to it in SECTION 2.9(b).

         1.32 "CLOSING DATE WORKING CAPITAL" shall have the meaning assigned to it in SECTION 2.9(b).

         1.33  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         1.34 "COMPANIES" shall have the meaning assigned to it in the Preamble.

         1.35 "COMPANIES CONFIDENTIAL INFORMATION" shall have the meaning assigned to it in SECTION 10.4.

         1.36 "COMPANIES STOCK" shall mean Aptis Stock, BCI Stock, BCTPS Stock, ESBI Stock and OSC Stock, collectively.

         1.37  "COMPETING BUSINESS" shall have the meaning assigned to it in
Section 10.1.

         1.38 "CONFIDENTIALITY AGREEMENT" shall have the meaning assigned to it in SECTION 6.2(b).

         1.39 "CONSULTING AGREEMENT" shall have the meaning assigned to it in SECTION 3.7.

         1.40 "CONTESTED NON-COMPETE ROYALTY PAYMENT" shall have the meaning assigned to it in SECTION 10.3(c).

         1.41 "CONTRACT" shall mean all contracts, arrangements, licenses, leases, purchase orders, invoices or other agreements, whether written or oral, to which any Company is a party or by which any Company or its properties or assets is bound.

         1.42 "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the "controlled" Person, through ownership of equity interests, by contract or otherwise, and shall be deemed to exist with respect to any Person as to which the Person in question directly or indirectly holds 50% or more of the outstanding voting rights of such controlled Person.

         1.43 "DAMAGES" shall mean Buyer Damages and Seller Damages collectively, or any of them.

         1.44  "DGCL" shall mean the Delaware General Corporations Law.

         1.45  "DISCLOSURE SCHEDULE" shall have the meaning assigned to it in
SECTION 4.1.

         1.46 "EFFECTIVE TIME" shall mean the time at which properly executed certificates of merger in substantially the forms attached to this Agreement as EXHIBIT 1.46(a) (together with other documents required by law to effect the Mergers) shall have been filed with the Secretary of State of Delaware, properly executed articles of merger in substantially the form attached to this Agreement as EXHIBIT 1.46(b) (together with other documents required by law to effect the Mergers) shall have been filed with the Secretary of State of Texas and such other documents and instruments shall have been filed in any other jurisdiction where such a certificate or articles of merger is required.

         1.47  "EMPLOYEE PLANS" shall have the meaning assigned to it in
SECTION 4.21(a).

         1.48   "EMPLOYMENT LAWS" shall have the meaning assigned to it in
SECTION 4.17(b).

         1.49 "ENCUMBRANCE" shall mean any security interest, mortgage, pledge, option, charge, lien, encumbrance or proprietary right of any third Person, including preemptive rights, subscription rights or other similar rights.

         1.50 "ENVIRONMENTAL LAW" means any federal, state, local or foreign law, regulation, treaty, order, decree, permit, authorization, policy, opinion, common law or agency requirement relating to (A) the protection, investigation or restoration of the environment, health and safety, or natural resources or exposure to any harmful or hazardous material including (without limitation) petroleum and petroleum-based products, formaldehyde, PCBs and asbestos, (B) the handling, use, presence, disposal, release or threatened release of any chemical substance or waste water or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

         1.51   "EQUIPMENT LEASES" shall have the meaning assigned to it in
SECTION 4.9(b).

         1.52 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.53   "ERISA AFFILIATE" shall have the meaning assigned to it in
SECTION 4.21(a).

         1.54    "ESBI" shall have the meaning assigned to it in the Preamble.

         1.55 "ESBI MERGER" shall have the meaning assigned to it in the Recitals.

         1.56 "ESBI MERGER CONSIDERATION" shall have the meaning assigned to it in SECTION 2.6.

         1.57 "ESBI STOCK" shall mean the common stock, $.01 par value, of ESBI.

         1.58 "ESTIMATED CLOSING DATE WORKING CAPITAL" shall have the meaning assigned to it in SECTION 2.9(a).

         1.59 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         1.60 "FINANCIAL STATEMENTS" shall have the meaning assigned to it in SECTION 4.6.

         1.61    "FTC MATTER" shall have the meaning assigned to it in SECTION
6.12.

         1.62 "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

         1.63 "GOVERNMENTAL AUTHORITY" means a court or tribunal, or administrative governmental or regulatory body, agency or authority, either within or outside the United States.

         1.64    "GUARANTY" shall have the meaning assigned to it in SECTION
3.8.

         1.65    "HAZARDOUS SUBSTANCE" means any substance that is:
(A) listed, classified or regulated in any concentration pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which may be the subject of regulatory action by any Governmental Authority pursuant to any Environmental Law.

         1.66    "HIGH VALUE" shall have the meaning assigned to it in
SECTION 2.9(d)(ii).

         1.67 "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.68 "INDEMNITEE" shall have the meaning assigned to it in SECTION 9.3(a)(i).

         1.69 "INDEMNITOR" shall have the meaning assigned to it in SECTION 9.3(a)(i).

         1.70 "INTELLECTUAL PROPERTY" shall mean any and all trademarks, service marks, service names, logos, assumed names, trade names, copyrights, United States or foreign patents and any and all other intellectual property rights (including registrations, licenses and applications pertaining thereto) owned by or licensed to any Company (or to Seller or any other subsidiary of Seller that relates to or is used by any Company in connection with the Business).

         1.71    "IRS" shall mean the Internal Revenue Service.

         1.72    "LAW" shall have the meaning assigned to it in SECTION 4.13.

         1.73    "LEASES" shall have the meaning assigned to it in SECTION 4.9.

         1.74 "LOW VALUE" shall have the meaning assigned to it in SECTION 2.9(d)(i).

         1.75 "MATERIAL ADVERSE EFFECT" shall mean having a material adverse effect on the assets, the Business, results of operations or condition (financial or otherwise) of the Companies taken as a whole, other than a material adverse effect arising from events or conditions relating to the economy in general or the software or telecommunications industries in general and not specifically relating to the Companies.

         1.76    "MATERIAL CONSENTS" shall have the meaning assigned to it in
SECTION 6.3(a).

         1.77    "MATERIAL CONTRACTS" shall have the meaning assigned to it in
SECTION 4.14(a).

         1.78 "MERGERS" shall have the meaning assigned to it in the Recitals.

         1.79 "MERGER CONSIDERATION" shall have the meaning assigned to it in SECTION 2.6.

         1.80    "MONTHLY REVENUES" shall have the meaning assigned to it in
SECTION 10.3(a).

         1.81 "NON-COMPETE ROYALTY PAYMENT DATES" shall have the meaning assigned to it in SECTION 10.3(b).

         1.82 NON-COMPETE ROYALTY PAYMENT PERIODS" shall have the meaning assigned to it in SECTION 10.3(b).

         1.83 "NON-COMPETE ROYALTY PAYMENTS" shall have the meaning assigned to it in SECTION 10.3(b).

         1.84 "NON-COMPETE ROYALTY PERIOD" shall have the meaning assigned to it in SECTION 10.3(a).

         1.85    "OSC" shall have the meaning assigned to it in the Preamble.

         1.86 "OSC MERGER" shall have the meaning assigned to it in the Recitals.

         1.87 "OSC MERGER CONSIDERATION" shall have the meaning assigned to it in SECTION 2.6.

         1.88 "OSC STOCK" shall mean the common stock, $.001 par value, of OSC.

         1.89    "PERMITS" shall have the meaning assigned to it in SECTION
4.13.

         1.90 "PERMITTED ENCUMBRANCES" shall mean such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) encumbrances or liens created by this Agreement; (ii) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising in the ordinary course of business;
(iii) encumbrances or liens arising under original purchase price conditional sale contracts and equipment leases with third parties entered into in the ordinary course; (iv) encumbrances or liens for Taxes and other governmental obligations not yet due or being contested in good faith; and (v) other imperfections of title, restrictions or encumbrances, if any, which liens, imperfections of title, restrictions or other encumbrances do not materially impair the value or continued use in the business of the respective owner thereof, and operation of the specific assets to which they relate.

         1.91 "PERSON" shall mean any natural person, any Governmental Authority and any entity, the separate existence of which is recognized by any Governmental Authority, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

         1.92 "PROJECTIONS" shall have the meaning assigned to it in SECTION 5.7(b).

         1.93 "PROPRIETARY INFORMATION" shall have the meaning assigned to it in SECTION 4.11(a).

         1.94 "SEC" shall mean the United States Securities and Exchange Commission.

         1.95 "SEC DOCUMENTS" means the forms, reports and other documents required to be filed by Seller with the SEC pursuant to the Securities Act and the Exchange Act.

         1.96 "SECTION" shall mean a Section of this Agreement unless otherwise stated.

         1.97 "SECTION 338(h)(10) ELECTION" shall have the meaning assigned to it in SECTION 6.8(h).

         1.98 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         1.99    "SELLER" shall have the meaning assigned to it in the Preamble.

         1.100 "SELLER CONFIDENTIAL INFORMATION" shall have the meaning assigned to it in SECTION 10.4.

         1.101   "SELLER DAMAGES" shall have the meaning assigned to it in
SECTION 9.2.

         1.102   "SELLER INDEMNITEES" shall have the meaning assigned to it in
SECTION 9.2.

         1.103   "SUPERIOR PROPOSAL" shall have the meaning assigned to it in
SECTION 6.10(b).

         1.104 "SUPPLEMENTAL DISCLOSURE" shall have the meaning assigned to it in SECTION 6.6.

         1.105 "SURVIVING CORPORATION 1", "SURVIVING CORPORATION 2", "SURVIVING CORPORATION 3" and "SURVIVING CORPORATION 4" shall mean the corporation existing at and after the Effective Time as a result of the BCI Merger, the ESBI Merger, the Aptis Merger and the OSC Merger, respectively, and are sometimes referred to collectively as the "SURVIVING CORPORATIONS".

         1.106 "TAXES" shall mean any foreign, federal, state or local tax (including (without limitation) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, personal property or windfall profit tax, custom duty or other tax of any kind whatsoever), assessment, levy, impost, duty, withholding, estimated payment or other similar governmental charge, together with any penalties, additions to tax, fines, interest and similar charges thereon or related thereto.

         1.107 "TAX RETURNS" shall mean any report, return, certificate or statement required to be supplied to a taxing authority in connection with Taxes (including, without limitation, income, franchise, sales and use, unemployment compensation, excise, severance, property, gross receipts, profits, payroll and withholding Tax returns and information returns).

         1.108   "TERMINATION FEE" shall have the meaning assigned to it in
SECTION 8.3(b).

         1.109   "TRANSFER TAXES" shall have the meaning assigned to it in
SECTION 6.8(l).

         1.110 "TRANSFERRED EMPLOYEES" shall have the meaning assigned to it in SECTION 6.7(a).

         1.111 "TRANSFERRED TRADEMARKS AND LOGOS" shall have the meaning assigned to it in SECTION 3.1.

         1.112 "TRANSITION SERVICES AGREEMENT" shall have the meaning assigned to it in SECTION 3.3.

         1.113   "UNAFFILIATED FIRM" shall have the meaning assigned to it in
SECTION 2.9(c).

         1.114 "WARN ACT" shall mean the Workers' Adjustment and Retraining Notification Act, as amended, and the regulations thereunder.

         1.115 "WORKING CAPITAL" shall mean the current assets minus current liabilities of the Companies, collectively, calculated according to GAAP on a basis consistent with the Financial Statements.

                                 ARTICLE II
                                 THE MERGERS

         2.1 THE MERGERS. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, (a) Acquisition Sub 1 and BCTPS shall be merged with and into BCI in accordance with all applicable laws, with BCI being Surviving Corporation 1, (b) Acquisition Sub 2 shall be merged with and into ESBI in accordance with all applicable laws, with ESBI being Surviving Corporation 2, (c) Acquisition Sub 3 shall be merged with and into Aptis in accordance with all applicable laws, with Aptis being Surviving Corporation 3 and (d) Acquisition Sub 4 shall be merged with and into OSC in accordance with all applicable laws, with OSC being Surviving Corporation 4. The Companies and the Acquisition Subs shall cause certificates of merger to be filed with the Secretary of State of Delaware, articles of merger to be filed with the Secretary of State of Texas and such other documents and instruments to be filed in any other jurisdiction where such a certificate or articles of merger is required to effect the Mergers, within two business days after the Closing Date (as hereinafter defined), unless legally prohibited from doing so.

         2.2     SURVIVING CORPORATIONS.

         (a) From and after the Effective Time, Surviving Corporation 1 shall have the name "Billing Concepts, Inc." and shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of BCI, BCTPS and Acquisition Sub 1, and all debts, liabilities, duties and all other things in action or belonging or due to each of BCI, BCTPS and Acquisition Sub 1, all of which shall be vested in Surviving Corporation 1 without further act or deed, and title to any real estate or any interest in the real estate vested in any of BCI, BCTPS or Acquisition Sub 1 shall not revert or in any way be impaired.

         (b) From and after the Effective Time, Surviving Corporation 2 shall have the name "Enhanced Services Billing, Inc." and shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of ESBI and Acquisition Sub 2, and all debts, liabilities, duties and all other things in action or belonging or due to each of ESBI and Acquisition Sub 2, all of which shall be vested in Surviving Corporation 2 without further act or deed, and title to any real estate or any interest in the real estate vested in either ESBI or Acquisition Sub 2 shall not revert or in any way be impaired.

         (c) From and after the Effective Time, Surviving Corporation 3 shall have the name "Aptis, Inc." and shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of Aptis and Acquisition Sub 3, and all debts, liabilities, duties and all other things in action or belonging or due to each of Aptis and Acquisition Sub 3, all of which shall be vested in Surviving Corporation 3 without further act or deed, and title to any real estate or any interest in the real estate vested in either Aptis or Acquisition Sub 3 shall not revert or in any way be impaired.

         (d) From and after the Effective Time, Surviving Corporation 4 shall have the name "Operator Service Company" and shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of OSC and Acquisition Sub 4, and all debts, liabilities, duties and all other things in action or belonging or due to each of OSC and Acquisition Sub 4, all of which shall be vested in Surviving Corporation 4 without further act or deed, and title to any real estate or any interest in the real estate vested in either of OSC or Acquisition Sub 4 shall not revert or in any way be impaired.

         2.3 LIABILITIES. Each Surviving Corporation shall be liable for all the debts, liabilities and duties of each of its constituent corporations; any action or proceeding pending, by or against any of the Companies or any Acquisition Sub may be prosecuted to judgment, with right of appeal, as if the Mergers had not taken place, or the applicable Surviving Corporation may be substituted in its place, and all the rights of creditors of each of the Companies and each Acquisition Sub shall be preserved unimpaired, and all liens upon the property of each of the Companies and each Acquisition Sub shall be preserved unimpaired, on only the property affected by the liens immediately prior to the Effective Time.

         2.4 CERTIFICATES/ARTICLES OF INCORPORATION AND BYLAWS. The certificates of incorporation and bylaws of Surviving Corporation 1, Surviving Corporation 2 and Surviving Corporation 3 shall be amended at the Effective Time to conform with the certificates of incorporation and bylaws of Acquisition Sub 1, Acquisition Sub 2 and Acquisition Sub 3, respectively, in effect immediately prior to the Effective Time (except that the names of the Surviving Corporations shall be amended as provided in SECTIONS 2.2(a),
(b) and (c) hereof) and as so amended shall be the certificates of incorporation and bylaws of Surviving Corporation 1, Surviving Corporation 2 and Surviving Corporation 3, respectively, following the Mergers until amended in accordance with applicable law. The articles of incorporation and bylaws of Surviving Corporation 4 shall be amended at the Effective Time as set forth in EXHIBIT 2.4 attached hereto and as so amended shall be the articles of incorporation of Surviving Corporation 4 following the OSC Merger until amended in accordance with applicable law.

         2.5 DIRECTORS AND OFFICERS. The directors and officers of Acquisition Sub 1, Acquisition Sub 2, Acquisition Sub 3 and Acquisition Sub 4 immediately prior to the Effective Time shall be the directors and officers of Surviving Corporation 1, Surviving Corporation 2, Surviving Corporation 3 and Surviving Corporation 4, respectively, each to hold office until their successors are duly elected or appointed and qualified in the manner provided in the certificate and bylaws of the applicable Surviving Corporation, or as otherwise provided by law.

         2.6 CONVERSION OR CANCELLATION OF STOCK UPON MERGERS. In consideration for the Mergers, as of the Effective Time, by virtue of the Mergers and without any action on the part of the holder of the shares of Companies Stock or the holder of the shares of the Acquisition Sub Stock, (a) all shares of BCI Stock issued and outstanding immediately before the Effective Time shall be canceled and extinguished and be converted automatically into and become a right to receive an aggregate of fifty-one million nine hundred ninety-nine thousand seven hundred dollars ($51,999,700) in cash, payable without interest at the Closing, subject to adjustment pursuant to SECTION 2.9 below (collectively, the "BCI Merger Consideration"), all shares of BCTPS Stock issued and outstanding immediately before the Effective Time shall be canceled and extinguished and be converted automatically into and become a right to receive an aggregate of one hundred dollars ($100) in cash, payable without interest at the Closing, subject to adjustment pursuant to SECTION 2.9 below (collectively, the "BCTPS Merger Consideration") and each share of Acquisition Sub 1 Stock issued and outstanding immediately before the Effective Time shall be converted into one share of common stock, par value $.001, of Surviving Corporation 1; (b) all shares of ESBI Stock issued and outstanding immediately before the Effective Time shall be canceled and extinguished and be converted automatically into and become a right to receive an aggregate of one hundred dollars ($100) in cash, payable without interest at the Closing, subject to adjustment pursuant to SECTION 2.9 below (collectively, the "ESBI Merger Consideration") and each share of Acquisition Sub 2 Stock issued and outstanding immediately before the Effective Time shall be converted into one share of common stock, par value $.001, of Surviving Corporation 2; (c) all shares of Aptis Stock issued and outstanding immediately before the Effective Time shall be canceled and extinguished and be converted automatically into and become a right to receive an aggregate of one hundred dollars ($100) in cash, payable without interest at the Closing, subject to adjustment pursuant to SECTION 2.9 below (collectively, the "Aptis Merger Consideration") and each share of Acquisition Sub 3 Stock issued and outstanding immediately before the Effective Time shall be converted into one share of common stock, par value $.001, of Surviving Corporation 3; and (d) all shares of OSC Stock issued and outstanding immediately before the Effective Time shall be canceled and extinguished and be converted automatically into and become a right to receive an aggregate of five hundred thousand dollars ($500,000) in cash, payable without interest at the Closing, subject to adjustment pursuant to
SECTION 2.9 below (collectively, the "OSC Merger Consideration" and together with the BCI Merger Consideration, the BCTPS Merger Consideration, the ESBI Merger Consideration and the Aptis Merger Consideration, the "Merger Consideration") and each share of Acquisition Sub 4 Stock issued and outstanding immediately before the Effective Time shall be converted into one share of common stock, par value $.001, of Surviving Corporation 4; provided, that the Merger Consideration to be paid at Closing shall be fifty-two million five hundred thousand dollars ($52,500,000), which amount shall be subject to (i) reduction by the amount of any indebtedness for borrowed money of the Companies (including any prepayment or termination fees and accrued interest) and (ii) adjustment pursuant to SECTION 2.9 below.

         2.7 FURTHER ASSURANCES. If, at any time after the Effective Time, any Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in such Surviving Corporation, all rights, title and interests in all the assets and all privileges, powers and franchises of its constituent Company or Companies or Acquisition Sub, the Surviving Corporation and its proper officers and directors, in the name and on behalf of its constituent

Company or Companies and Acquisition Sub, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in such Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of such Surviving Corporation are fully authorized in the name of its constituent Company or Companies or Acquisition Sub or otherwise to take any and all such action.

         2.8 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place within ninety (90) days of the date hereof, provided that all of the conditions to Closing set forth in
ARTICLE VII hereof are satisfied or waived, on (x) the third business day after all required approvals of Governmental Authorities for the OSC Merger have been obtained, or (y) such earlier time within such 90-day period as agreed to by the parties within seven (7) days from the date of written notice from Seller to the Buyers stating that Seller is ready to close the transactions contemplated by this Agreement. The Closing shall take place at 10:00 a.m., local time, at the offices of Seller located at 7411 John Smith Drive, San Antonio, Texas, on the date set forth in the preceding sentence or on such other date and at such other time or place as the parties may agree. The date of the Closing is sometimes referred to herein as the "Closing
Date". The transactions contemplated by this Agreement shall be effective as of the close of business on the Closing Date. On the Closing Date, the Merger Consideration shall be sent by the Buyers to Seller by wire transfer of immediately available funds to an account or accounts designated by Seller.

         2.9     WORKING CAPITAL ADJUSTMENT TO MERGER CONSIDERATION.

         (a) Not less than five (5) days prior to the Closing Date, Seller shall deliver to the Buyers its estimate of the Working Capital as of the Closing Date (the "Estimated Closing Date Working Capital"). Seller shall provide the Buyers and their authorized representatives with reasonable access to the books and records of the Companies and its work papers in connection with such calculation and shall make itself available at reasonable times upon request of the Buyers to discuss with the Buyers such calculation. Not less than two (2) days prior to the Closing Date, the Buyers shall inform Seller in writing of any objection to the Estimated Closing Date Working Capital. The Buyers and Seller agree to use their reasonable best efforts to agree on an amount of Estimated Closing Date Working Capital. If the agreed-upon Estimated Closing Date Working Capital is an amount greater than $4,000,000, then the Merger Consideration paid by the Buyers to Seller on the Closing Date shall be increased by an amount equal to (i) the amount by which the agreed-upon Estimated Closing Date Working Capital exceeds $4,000,000, less (ii) any distributions made on account of Estimated Closing Date Working Capital pursuant to SECTION 3.5; provided, however, that in no event shall the Merger Consideration be increased by an amount in excess of $4,000,000 pursuant to this SECTION 2.9(a). If the agreed-upon Estimated Closing Date Working Capital is an amount greater than zero dollars ($0.00) but less than $4,000,000, then the Merger Consideration paid at Closing shall be reduced by the amount by which the Estimated Closing Date Working Capital is less than $4,000,000. If the agreed-upon Estimated Closing Date Working Capital is an amount less than zero dollars ($0.00), then the Merger Consideration paid at Closing shall be reduced by an amount equal to the sum of (x) $4,000,000 and (y) the amount by which the Estimated Closing Date Working Capital is less than zero dollars ($0.00).

         (b)      As soon as practicable and in any event no later than thirty
(30) days after the Closing Date, Seller shall deliver to the Buyers the unaudited balance sheets of the Companies as of the Closing Date (the "Closing Date Balance Sheets") and its determination of Working Capital as of the Closing Date (the "Closing Date Working Capital"). The Buyers shall provide Seller and its authorized representatives with reasonable access to, and Seller shall have the right, at its sole cost and expense, to make copies of, the books and records of the Surviving Corporations after the Closing in order to complete the calculation through the Closing Date. Seller shall provide the Buyers and their authorized representatives with reasonable access to its work papers in connection with such calculation and shall make itself available at reasonable times upon request of the Buyers to discuss with the Buyers such calculation.

         (c) Within ninety (90) days after the Buyers' receipt of Seller's determination of the Closing Date Working Capital, the Buyers shall inform Seller in writing that either the Closing Date Working Capital determination is acceptable or object to the Closing Date Working Capital determination in writing setting forth a specific description of the Buyers' objections (it being agreed that the failure of any Buyer to deliver such written notice to Seller within such ninety (90) day period shall be deemed acceptance by such Buyer). If the Buyers object as provided above and if Seller does not agree with the Buyers' objections, if any (it being agreed that the failure of Seller to deliver written notice to the Buyers of Seller's disagreement with the Buyers' objections within thirty (30) days of Seller's receipt of the Buyers' objections shall be deemed acceptance by Seller), or such objections are not resolved on a mutually agreeable basis within thirty
(30) days after Seller's receipt of the Buyers' objections, any such disagreement shall be promptly submitted to a mutually acceptable accounting firm that has performed no services since January 1, 1997 for any of Seller, any of the Buyers, any of the Companies, any Acquisition Sub or any of their respective Affiliates (the "Unaffiliated Firm"). The Unaffiliated Firm shall resolve within thirty (30) days after its engagement by the parties the differences regarding the determination of the Closing Date Working Capital in accordance with GAAP and this Agreement; provided however, in no event may the Closing Date Working Capital be an amount greater than the amount proposed by Seller or less than the amount proposed by the Buyers.

         (d) The fees, expenses and costs of the Unaffiliated Firm incurred in connection with this SECTION 2.9 shall be paid as follows:

                  (i) if the Unaffiliated Firm resolves all remaining objections in favor of the Buyers' determination of Closing Date Working Capital (the "Low Value"), Seller will be responsible for all of the fees, expenses and costs of the Unaffiliated Firm;

                  (ii) if the Unaffiliated Firm resolves all remaining objections in favor of Seller's determination of Closing Date Working Capital (the "High Value"), the Buyers will be responsible for all of the fees, expenses and costs of the Unaffiliated Firm; and

                  (iii) if the Unaffiliated Firm resolves some of the remaining objections in favor of the Buyers and other remaining objections in favor of Seller (Closing Date Working Capital so determined is referred to as the "Actual Value"), Seller will be responsible for that fraction of the fees, expenses and costs of the Unaffiliated Firm equal to (x) the difference between the High Value and the Actual Value divided by (y) the difference between the High Value and the Low

Value, and the Buyers will be responsible for the remainder of the fees, expenses and costs of the Unaffiliated Firm.

The Buyers and Seller shall each bear the fees, costs and expenses of its own accountants. The Unaffiliated Firm's determination of the Closing Date Working Capital shall be deemed to be final.

                  (e) (i) If the Closing Date Working Capital as finally determined pursuant to this SECTION 2.9 shows that Closing Date Working Capital is: (a) equal to or greater than $8,000,000, then the Merger Consideration set forth in SECTION 2.6 shall be increased by an aggregate of $4,000,000; (b) equal to or greater than $4,000,000 but less than $8,000,000, then the Merger Consideration set forth in SECTION 2.6 shall be increased by an aggregate amount equal to the amount by which the Closing Date Working Capital exceeds $4,000,000; (c) greater than zero dollars ($0.00) but less than $4,000,000, then the Merger Consideration set forth in SECTION 2.6 shall be reduced by an aggregate amount equal to the amount by which the Closing Date Working Capital is less than $4,000,000; (d) less than zero dollars ($0.00), then the Merger Consideration set forth in SECTION 2.6 shall be reduced by an aggregate amount equal to the sum of (x) $4,000,000 and (y) the amount by which the Closing Date Working Capital is less than zero dollars ($0.00). To the extent that the increase or reduction made to the Merger Consideration pursuant to SECTION 2.9(a) is different from the aggregate adjustment to the Merger Consideration required to be made pursuant to this
SECTION 2.9(e)(i), then the Buyers or Seller, as the case may be, shall pay the other an amount in cash equal to the amount necessary to achieve the aggregate increase or reduction to the Merger Consideration as required pursuant to this SECTION 2.9(e)(i) after taking into account the increase or reduction made pursuant to SECTION 2.9(a); provided that in no event shall Seller receive amounts pursuant to this SECTION 2.9 in excess of $4,000,000, less any distributions taken pursuant to SECTION 3.5 in respect of Estimated Closing Date Working Capital.

                  (ii) Such amount owed pursuant to (i) above shall be paid by wire transfer of immediately available funds to Seller or the Buyers, as the case may be, within three days after such determination.

                                  ARTICLE III
                                RELATED MATTERS

         3.1 USE OF SELLER'S NAMES AND LOGOS. It is expressly agreed that from and after the Closing Date the Buyers or the Surviving Corporations shall have all of Seller's and the Companies' right, title or interest in the names "Billing Concepts", "Billing Concepts, Inc.", "Enhanced Services Billing, Inc.", "BC Transaction Processing Services, Inc.", "Aptis, Inc.", "Operator Service Company" or any trade names, trademarks, identifying logos or service marks related thereto (collectively, the "Transferred Trademarks and Logos"); provided, however, that each Buyer agrees that Seller shall be entitled to use the names "Billing Concepts" and "Billing Concepts Corp." and the related abbreviation "BCC" and the symbol "BILL" (in connection with the listing and trading of Seller's common stock on the Nasdaq National Market or otherwise) and any identifying logos or service marks related thereto from and after the Closing Date until the earlier of (i) Seller's next annual meeting of stockholders or (ii) May 31, 2001. Except as provided in the preceding sentence, Seller agrees that neither it nor any of its affiliates shall make any use of the Transferred Trademarks and Logos from and after the Closing Date and will not use any items, including, without limitation, any signage, stationery, invoices or other letterhead, bearing Transferred Trademarks and Logos.

         3.2 BOOKS AND RECORDS OF THE COMPANIES. Seller agrees to deliver to the Buyers at or as soon as practicable after the Closing all books and records of the Companies or of Seller to the extent relating exclusively to the Companies and copies of Seller's records to the extent reasonably but not exclusively related to the Companies (including, but not limited to, correspondence, memoranda, books of account, Tax records and returns (except for consolidated Tax returns and related records of Seller, originals of which shall be retained by Seller and copies of which shall be delivered to the Buyers), personnel and payroll records and the like). All information or records relating to any of the Companies which are not delivered to the Buyers pursuant hereto will be preserved by Seller for a period of at least five (5) years following the Closing and Seller will permit the Buyers and their authorized representatives to have reasonable access to, and examine and make copies of, in each case, during normal business hours, all such information or records as reasonably requested by the Buyers. All books and records delivered by Seller to the Buyers will be preserved by the Buyers for a period of at least five (5) years following the Closing and the Buyers will permit Seller and its authorized representatives to have reasonable access to, and examine and make copies of, in each case, during normal business hours, all such books and records as reasonably requested by Seller. In addition to the foregoing, the Buyers shall, upon reasonable request, furnish Seller with system reports for operations of the Companies for any period ending on or before the Closing Date at no additional cost to Seller.

         3.3 TRANSITION SERVICES. At the Closing, the Buyers and Seller shall enter into a transition services agreement in substantially the form of
EXHIBIT 3.3 attached hereto (the "Transition Services Agreement").

         3.4 INTERCOMPANY ACCOUNTS. Except as set forth on SCHEDULE 3.4, prior to the Closing Date, all intercompany accounts or any agreements or transactions (a) between the Companies, on the one hand, and Seller and its Affiliates, on the other hand, or (b) among the Companies, shall be canceled.

         3.5 DISTRIBUTIONS. The parties agree that Seller shall have the right, at or prior to the Closing, with the prior written consent of the Buyers, to cause the Companies to distribute cash to Seller or its Affiliates, by one or more cash dividends and/or other distributions; provided that Seller may distribute cash only to the extent cash exceeds the amount shown on the most recent monthly balance sheet as "Current Liabilities -- Third Party". Notwithstanding the foregoing, Seller shall have the right to distribute prior to the Closing, without the prior written consent of the Buyers, up to the amount by which the Estimated Closing Date Working Capital as agreed to by the Buyers and Seller exceeds $4,000,000; provided that (x) such distribution shall reduce the amount of payment from the Buyers to Seller under SECTION 2.9(a) on a dollar-for-dollar basis and (y) in no event shall Seller distribute more than $4,000,000 pursuant to this SECTION 3.5.

         3.6 TRANSFER OF ASSETS. Prior to the Closing, Seller shall have assigned its ownership interests in all of the assets set forth on SCHEDULE
3.6 to one or more of the Companies.

         3.7 CONSULTING SERVICES. At the Closing, Platinum Equity Holdings, the Buyers and Seller shall enter into a consulting services agreement in substantially the form of EXHIBIT 3.7 attached hereto (the "Consulting Agreement").

         3.8 GUARANTY OF PERFORMANCE. Simultaneously with the execution of this Agreement, Platinum Equity Holdings has executed a guaranty of performance in the form of EXHIBIT 3.8 attached hereto (the "Guaranty").

                                 ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth on the Disclosure Schedule or in the SEC Documents, Seller represents and warrants to each Buyer and each Acquisition Sub as follows:

         4.1 ORGANIZATION. Each of Seller and the Companies is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective operations as and where now being conducted. Each of the Companies is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, which jurisdictions are listed in Section 4.1 of the Disclosure Schedule being delivered to the Buyers and the Acquisition Subs by Seller herewith (the "Disclosure Schedule"), except in any such jurisdictions where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have a Material Adverse Effect. Seller has previously made available to the Buyers complete and correct copies of the Certificate or Articles of Incorporation (as applicable) and Bylaws of each of the Companies, each as currently in effect, all stock issuance and transfer records of the Companies and any and all written records in Seller's possession reflecting proceedings of the Boards of Directors and the stockholders of each of the Companies. None of the Companies has any direct or indirect equity interest in or Control of any Person. None of the Companies is a party to any joint venture with any other Person.

         4.2 AUTHORIZATION. Seller and each of the Companies each has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Seller and each of the Companies and by the sole stockholder of each of the Companies, and no other corporate proceedings or stockholder approvals on the part of Seller, any of the Companies or any of their respective stockholders are necessary to authorize the execution, delivery and performance of this Agreement, the Ancillary Agreements or the consummation of the transactions so contemplated. This Agreement has been duly executed and delivered by each of Seller and each of the Companies and constitutes, and, when executed and delivered, each of the Ancillary Agreements and all other documents and instruments to be executed and delivered by either Seller or any of the Companies pursuant hereto will constitute (assuming in each case the valid authorization, execution and delivery of such agreements by the other parties hereto or thereto), a valid and binding agreement of either Seller or such Company, as applicable, enforceable against it in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         4.3      CAPITAL STOCK.  Set forth in Section 4.3 of the Disclosure
Schedule is the number of authorized shares of the Companies Stock and the number of such shares which are issued and outstanding. All of such shares of the Companies Stock are duly authorized, validly issued, fully paid and non-assessable. No other class of capital stock of any of the Companies is authorized, issued or outstanding. There are no outstanding securities convertible into, exchangeable for, or carrying the right to acquire, equity or other securities of any of the Companies, nor are there any subscriptions, warrants, options, rights, contracts, or other arrangements or commitments (other than this Agreement) which could obligate any of the Companies or Seller to issue, sell, deliver or transfer any shares of Companies Stock or any equity or other securities of any of the Companies.

         4.4 OWNERSHIP OF THE COMPANIES STOCK. Seller is the record and beneficial owner of the Companies Stock, which comprises all of the issued and outstanding shares of all classes of capital stock of each of the Companies. Except as set forth in Section 4.4 of the Disclosure Schedule, Seller has good title to the Companies Stock, free and clear of all Encumbrances.

         4.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of the HSR Act, or as set forth in Section 4.5 of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation by Seller and each of the Companies of the transactions contemplated hereby or thereby or the continued lawful operation of the Business immediately after the Closing Date will: (a) violate, conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or By-Laws of Seller or any of the Companies; (b) require any filing with, or the obtaining of any permit, license, authorization, declaration, application, transfer, consent or approval of, any Governmental Authority; (c) violate, conflict with or result in a default (or any event that, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease, Permit or other contract or instrument or obligation to which Seller or any of the Companies is a party or by which Seller or any of the Companies or any of their respective assets may be bound; (d) result in the creation or imposition of any Encumbrance upon the assets of any of the Companies, or give to any person any interest or right in any of the assets or business of any of the Companies; or (e) violate any law, order, injunction, decree, statute, rule or regulation of any governmental or regulatory authority or any judgment applicable to Seller or any of the Companies; excluding from the foregoing clauses (b), (c), (d) and (e), any such matters which would not have a Material Adverse Effect and would not adversely affect the ability of Seller or the Companies to consummate the transactions contemplated by this Agreement.

         4.6 FINANCIAL STATEMENTS. Attached as Section 4.6 of the Disclosure Schedule are copies of each of: (i) the Companies' unaudited balance sheets as of September 30, 1998,

September 30, 1999 and July 31, 2000; (ii) the Companies' unaudited statements of operations for the years ended September 30, 1998 and September 30, 1999 and the ten month period ended July 31, 2000; (iii) Seller's audited balance sheets as of September 30, 1998 and September 30, 1999; and (iv) Seller's audited statements of operations for the years ended September 30, 1998 and September 30, 1999 (the financial statements referred to in clauses (i) through (iv) are referred to herein collectively as the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position of Seller and the Companies (as applicable) as of the respective dates thereof, and the results of operations of Seller and the Companies (as applicable) for the respective periods indicated, all in conformity with GAAP, consistently applied, except for footnote disclosures and normal, year-end audit adjustments required by GAAP.

         4.7 ABSENCE OF MATERIAL ADVERSE AND OTHER CHANGES. Except as set forth in Section 4.7 of the Disclosure Schedule or as otherwise contemplated by this Agreement, since June 30, 2000 (i) the Companies have conducted their respective businesses in all material respects in the ordinary and usual course of such businesses and (ii) there has not been (a) any change in the business, results of operations or financial condition of the Companies that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (b) any material damage, destruction or other casualty loss (whether or not covered by insurance) with respect to any asset or property owned, leased or otherwise used by any of the Companies which is material to the Companies taken as a whole, (c) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of any of the Companies except as contemplated by SECTION 3.5, (d) any significant change by any of the Companies in accounting principles or methods, (e) any material transaction made by any of the Companies that is not in the ordinary course of business or not consistent with past practices, (f) any sale, disposal or transfer of any material assets of any of the Companies or any cancellation of any material debts or claims, except sales in the ordinary course of business of inventory or of an immaterial amount of other tangible personal property not required in their respective businesses or the cancellation of any debts or claims in the ordinary course of business, (g) any material mortgage, pledge or subjection to an Encumbrance, except for Permitted Encumbrances, of any of the Companies' properties or assets, (h) any increase in, or commitment to increase, the compensation payable or to become payable to any officer, director, employee or agent, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, (i) any adoption of a plan or agreement or amendment to any existing plan or agreement (or commitment for the same) providing any new or additional benefits to employees, officers or directors, (j) any material alteration in the manner of keeping their books, accounts or records, or in the accounting practices reflected therein, (k) any intercompany loan or borrowing to or from any stockholder of Seller, (l) any acquisition of any assets, acquisition of any business or merger or consolidation, by or involving any Company other than in the ordinary course of business, (m) any material change by any Company in any pricing, marketing, purchasing, tax practice, policy or method of calculating any bad debt, contingency or other reserve, material Tax election or settlement or compromise of any material Tax liability, (n) any incurrence, assumption or guaranty of any indebtedness or any commitment to borrow money by any Company, (o) any issuance, sale or redemption of any equity securities of any Company, (p) any incurrence of any liability involving $100,000 or more other than in the ordinary course of business, (q) any entrance or commitment to enter into any transaction between any Company, on the one hand, and any stockholder, director, officer or Affiliate of any Company, or any member of any such person's immediate family or any entity in which, to Seller's knowledge, any of the foregoing has a beneficial ownership interest in excess of five percent (5%), on the other hand, (r) any acceleration, prepayment or performance of any indebtedness or account receivable or other material obligation owed to or by any Company before it is due or otherwise owed, (s) any amendment or termination of a contract that could meet the definition of "Material Contract" or (t) any entrance into any agreement, plan or commitment to do any of the foregoing.

         4.8      TITLE, OWNERSHIP AND RELATED MATTERS.

         (a) Since August 2, 1996, none of the Companies has owned, or held any option to acquire, any real property.

         (b) Each of the Companies has, or will as of the Closing have, good and marketable title to all material items of personal property reflected in its July 31, 2000 balance sheet as being owned by it or thereafter acquired by it, except those items sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practices, free and clear of any Encumbrances, except (i) such as are disclosed in Section 4.8(b) of the Disclosure Schedule and (ii) Permitted Encumbrances. The material personal property set forth in the July 31, 2000 balance sheet as being owned by any of the Companies taken as a whole is, to the extent currently used in operations, in reasonably good operating condition and repair, normal wear and tear excepted. This SECTION 4.8(b) does not relate to interests in real property, which are the subject of SECTION 4.9(a), or to intellectual property or software, which are the subject of SECTIONS 4.10 and 4.11.

         4.9      LEASES.

         (a) Section 4.9(a) of the Disclosure Schedule lists, as of the date hereof, all real property leases and subleases for space occupied by any of the Companies (collectively, the "Leases"). True and complete copies of the Leases and all written amendments and agreements relating thereto have been made available to the Buyers. All of the Leases are valid, binding and enforceable against Seller or the Company party thereto, as the case may be, in accordance with their terms, and neither Seller nor any of the Companies (including, without limitation, with respect to their respective occupancy, maintenance and use of the property) nor, to the knowledge of Seller, the other party to any Lease is in default under such Lease or any applicable law relating to the occupancy, maintenance and use of the property, except for defaults, if any, which would not, individually or in the aggregate, have a Material Adverse Effect. No written notice from any lessor, governmental body or other person has been received by Seller or any of the Companies claiming any violation of, or breach or default under, any Lease or law relating to any Lease, or requiring or calling attention to the need for any work, repairs, construction, alternation or installations.

         (b) Section 4.9(b) of the Disclosure Schedule lists, as of the date hereof, all leases or other agreements or rights under which any of the Companies is the lessee of, or holds or operates, any machinery, equipment, vehicles or other tangible personal property owned by a third party, except those that are not material to the business of the Companies taken as a whole (collectively, the "Equipment Leases"). Each item of material personal property leased by any of the Companies is in such condition, normal wear and tear excepted, that upon the return of such property to its owner or lessor in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company leasing such item and the owner or lessor thereof, the obligations of the Company leasing such item to such owner or lessor should be discharged without the requirement for any material payment.

         4.10     INTELLECTUAL PROPERTY; SOFTWARE.

         (a) Section 4.10(a) of the Disclosure Schedule sets forth a complete and correct list of all patents, patent applications, trademarks (registered or otherwise), service marks, trade names and copyrights included in the Intellectual Property and of all Intellectual Property licensed from an affiliate of Seller or any third party, other than licenses of software or other Intellectual Property that is generally commercially available and complete and correct list of all agreements relating to Intellectual Property, except for agreements relating to Intellectual Property that is generally commercially available. The Intellectual Property constitutes all of the intellectual property rights necessary and sufficient for the Buyers to operate the Business as currently conducted immediately after the Closing. Each of the Companies owns or possesses valid and adequate rights to use the Intellectual Property, free and clear of Encumbrances, except where the failure to own or possess valid and adequate rights to use such Intellectual Property would not have a Material Adverse Effect.

         (b) Except as set forth in Section 4.10(b) of the Disclosure Schedule, there are no outstanding or, to the knowledge of Seller, threatened disputes or disagreements with respect to any Intellectual Property rights or similar agreements and except as set forth in Section 4.10(b) of the Disclosure Schedule, to the knowledge of Seller, the conduct of the business of the Companies does not infringe and has not since August 2, 1996 infringed any valid patents, trademarks, trade names, service marks, service names, logos, assumed names or copyrights of others. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any of the Companies' Intellectual Property rights.

         (c) Except as set forth in Section 4.10(c) of the Disclosure Schedule, none of the Companies is obligated or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business except for payments for software or other Intellectual Property that is generally commercially available, nor are any of the Companies in default, and to Seller's knowledge no third party is in default, under any license, sublicense or agreement by which any Company holds, or has given others the right to use, any Intellectual Property, except for any such defaults that would not have a Material Adverse Effect.

         (d) Except as set forth in Section 4.10(d) of the Disclosure Schedule, all fees to the U.S. Patent Office and any other relevant registration fees regarding the Intellectual Property that are due and payable on or before the date of this Agreement have been paid, and the Intellectual Property is not the subject of any pending or threatened proceedings for opposition, cancellation or revocation.

         (e) Except as set forth in Section 4.10(e) of the Disclosure Schedule, none of the Intellectual Property has been declared invalid or been limited in any significant respect by any authority.

         4.11     PROPRIETARY INFORMATION.

         (a) Except as set forth in Section 4.11(a) of the Disclosure Schedule, the Companies own, free and clear of any Encumbrances, or have valid licenses or other rights to use all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs (with the exception of commercially available software purchased and sold as such) and technical data and information (collectively herein "Proprietary Information") used in the development, manufacture, operation and sale of all products and services sold by the Companies. Except as set forth in Section 4.11(a) of the Disclosure Schedule, there are no outstanding or, to the knowledge of Seller, threatened disputes or disagreements with respect to any Proprietary Information. Section 4.11(a) of the Disclosure Schedule contains a true and correct listing of all material software products (other than commercially available software purchased and sold as such) used by or sold or distributed by any of the Companies and all written Contracts involving payments of more than $200,000 in any twelve (12) month period relating to such software.

         (b) Except as set forth in Section 4.11(b) of the Disclosure Schedule, the Companies own any and all Proprietary Information used in the conduct of the Business as currently conducted by the Companies, and to the knowledge of Seller, no material impediment to the development of any product contemplated by any of the Companies as part of the business currently proposed to be conducted by it exists.

         (c) Except as set forth in Section 4.11(c) of the Disclosure Schedule, to Seller's knowledge, the conduct of the Business by the Companies does not infringe upon or otherwise act adversely to the right or claimed right of any former employee, consultant and/or former employer of any of its past or present employees or consultants, and all employee invention claims due and payable on or before the date of this Agreement have been paid in full.

         (d)      The Companies have taken the security measures set forth in
Section 4.11(d) of the Disclosure Schedule to protect the secrecy, confidentiality and value of the Proprietary Information, which measures they believe are reasonable and customary in the industries in which they operate and which include having certain employees of the Companies execute confidentiality and work-for-hire and assignment agreements. Except as set forth in Section 4.11(d) of the Disclosure Schedule, to Seller's knowledge, none of any of the Companies' employees, consultants, contractors, or former employees has made any claim of ownership in or rights with respect to any of the Proprietary Information.

         4.12 LITIGATION. Except as set forth in Section 4.12 of the Disclosure Schedule: (a) there is no action, suit, condemnation, litigation proceeding, arbitration or governmental or regulatory investigation pending or, to the knowledge of Seller, threatened against Seller, any of the Companies or any of their properties or assets by any Person or by or before any Governmental Authority; (b) there is no outstanding judgment, order, writ, injunction, fine, citation, award, decree or other judgment of any nature of any court, Governmental Authority or arbitration tribunal against any of the Companies, or their businesses or assets; and (c) no breach of contract, tort or other claim (whether arising from the operations of the Business or otherwise) by any third party seeking material damages has been asserted and is outstanding against any of the Companies.

         4.13 COMPLIANCE WITH APPLICABLE LAW. The Companies hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of their businesses (collectively, the "Permits"), except for failures to hold such Permits which would not have a Material Adverse Effect. All material Permits are set forth on Section 4.13 of the Disclosure Schedule. The Companies are in compliance with the terms of the Permits except where the failure so to comply would not have a Material Adverse Effect. The Companies' businesses have not been since August 2, 1996 and are not being conducted in violation of any law, statute, rule, ordinance or regulation of any Governmental Authority ("Law"), except for violations or possible violations which do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect.
Except as set forth in Section 4.13 of the Disclosure Schedule, no investigation or review by any Governmental Authority with respect to any of the Companies is pending or, to the knowledge of Seller, threatened nor, to the knowledge of Seller, has any Governmental Authority indicated an intention to conduct the same. Except as set forth on Section 4.13 of the Disclosure Schedule, Seller and the Companies have not received any written notice to the effect that, or been advised in writing that, any of the Companies is not in compliance with any Law, other than any such non-compliance that has been cured. No representation or warranty is made in this SECTION 4.13 with respect to Environmental Laws which are covered in SECTION 4.19 below.

         4.14     CERTAIN CONTRACTS AND ARRANGEMENTS.

         (a) Section 4.14(a) of the Disclosure Schedule lists each material written Contract, including each material written: (i) indenture, mortgage, note, installment obligation, agreement or other instrument or contract relating to the borrowing of money by any of the Companies or the guarantee of any obligation for the borrowing of money by any of the Companies; (ii) contract, agreement, purchase order, license or commitment for the purchase or sale of goods, materials, supplies or services involving payments of more than $200,000 in any twelve (12) month period; (iii) security agreement and other agreement to which any Company is a party involving the borrowing of money by, or any extension of credit (other than trade credit) to, such Company; (iv) agreement or commitment to make a capital expenditure in excess of $50,000 with respect to the Business; (v) agreement to sell, lease or otherwise dispose of any assets or properties of any Company other than in the ordinary course of business; (vi) agreement limiting the freedom of any Company to compete in any line of business or in any geographic area or with any person; (vii) Contract of an annual value in excess of $200,000 that is not terminable by any Company on 90 days' notice or less; (viii) joint venture agreements and partnership agreements to which any Company is a party or by which it is bound; (ix) employment contract (other than offer letters in standard form for employees at will that set forth standard compensation packages and employment terms), severance agreement or other similar agreement; and (x) other contracts, agreements or other instruments, material to the business of any of the Companies (the items referred to in clauses (i) through (x) are referred to herein collectively as the "Material Contracts"), to which any of the Companies is a party or by which any of their assets are bound.

         (b) Except as set forth in Section 4.14(b) of the Disclosure Schedule, each Material Contract is valid, binding and enforceable against any Company party thereto in accordance with its terms and, to the knowledge of Seller, neither any Company party thereto nor any other party thereto is in default under any of the aforesaid Material Contracts other than such defaults, if any, which would not, individually or in the aggregate, have a Material Adverse Effect.

         4.15     TAXES.

         (a) Except as set forth in Section 4.15(a) of the Disclosure Schedule, Seller has (i) timely filed or caused to be filed on a timely basis with the appropriate taxing authorities all material Tax Returns required to be filed by or with respect to the Companies (including, without limitation, any income Tax Return required to be filed by any Affiliated Group with respect to which Seller or any of its subsidiaries was a member), and (ii) paid or made adequate provision on the financial statements of the Companies for the payment of all Taxes owed by the Companies and/or any other member of an Affiliated Group (whether or not shown on any Tax Return) for each taxable period ending prior to the date hereof and made all deposits required by law to be made with respect to such Taxes. Except as set forth in Section 4.15(a) of the Disclosure Schedule, the Companies will not accrue a liability for Taxes after the end of each taxable period ending prior to the date hereof other than a liability for Taxes accrued in the ordinary course of business. To Seller's knowledge, all such Tax Returns are true, correct and complete in all material respects.

         (b) Except as set forth in Section 4.15(b) of the Disclosure Schedule, (i) there are no liens for Taxes with respect to the assets of the Companies except for statutory liens for current Taxes not yet delinquent and no claims with respect to Taxes are being asserted by any taxing authority in writing, which individually or in the aggregate would have a Material Adverse Effect, (ii) all deficiencies asserted in writing as a result of any examinations by the IRS or any other taxing authority have been paid and fully settled, (iii) none of the Tax Returns applicable to the Companies is currently being audited or examined or to the knowledge of Seller, threatened to be audited or examined, by any taxing authority, (iv) no adjustment to any Tax Return applicable to the Companies has been proposed to Seller or any Company formally or informally by any taxing authority and (v) there is no unpaid tax deficiency, determination or assessment currently outstanding against any of the Companies.

         (c)      Except as set forth in Section 4.15(c) of the Disclosure
Schedule:

                  (i) none of the Companies or Seller has taken any action that would require an adjustment pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws, by reason of a change in accounting method or otherwise, with respect to any of the Companies;

                  (ii) none of the Companies or Seller has filed a consent under Section 341(f)(1) of the Code or agreed to have the provisions of
Section 341(f)(2) of the Code apply to any of the Companies upon any disposition of "subsection (f) assets" as such term is defined in Section 341(f)(4) of the Code;

                  (iii) no consents waiving or extending any applicable statutes of limitations for the Tax Returns of any of the Companies, or any Taxes required to be paid thereunder, have been filed;

                  (iv) Seller has made available to the Buyers complete and correct copies of all audit reports and statements of deficiencies in Seller's possession with respect to any Tax assessed against or agreed to by any of the Companies (or by Seller on behalf of any of the Companies), for the three most recent taxable periods for which such audit reports and statements of deficiencies have been received by any of the Companies or Seller;

                  (v) Seller has delivered to the Buyers complete, current and correct copies of the United States Income Tax Returns of Seller for the years ended in 1997, 1998 and 1999; Seller has made available to the Buyers complete, current and correct copies of all state, local and foreign Tax Returns filed by any of the Companies or by Seller on behalf of any of the Companies for the three most recent taxable years for which such Tax Returns have been filed immediately preceding the date of this Agreement, and other than with respect to Taxes shown on such Tax Returns, none of the Companies is subject to any Tax imposed on net income in any jurisdiction or by any Taxing Authority;

                  (vi) none of the Companies is a party to or bound by any Tax sharing, Tax indemnity or Tax allocation agreement or other similar agreement;

                  (vii) none of the Companies has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G or 162(m) of the Code;

                  (viii) the Companies do not have any excess loss accounts (as defined in Treasury Regulations section 1.1502-19) nor any deferred intercompany gains (as defined in Treasury Regulations section 1.1502-13);

                  (ix) none of the assets of any Company (1) are property that such Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (2) directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code or (3) are "tax-exempt use property" within the meaning of Section 168(h) of the Code;

                  (x) neither Seller nor any Company has taken any action that is not in accordance with past practice that could defer a liability for Taxes of the Companies from any taxable period ending on or before the Closing Date to any taxable period ending after the Closing Date;

                  (xi) all related party transactions conducted by the Companies and Seller and other subsidiaries of Seller have been on an arms-length basis in accordance with Section 482 of the Code;

                  (xii) no Company is, or has been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A of the Code and the regulations promulgated thereunder;

                  (xiii) none of the Companies has executed or entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provisions thereof or any similar provision of state or other law; and

                  (xiv) Seller has disclosed on its federal income tax return any material "reportable transaction" that it was required to disclose pursuant to Section 6011 of the Code and the regulations promulgated thereunder.

         4.16 CERTAIN FEES. Except for the engagement of Donaldson, Lufkin & Jenrette Securities Corporation, the fees and expenses of which shall be the sole responsibility of Seller, neither Seller nor any of the Companies has employed any financial advisor or finder or incurred any liability for any financial advisory or finders or brokers fees in connection with this Agreement or the transactions contemplated hereby.

         4.17     EMPLOYEE RELATIONS.

         (a) Section 4.17(a) of the Disclosure Schedule sets forth a complete and accurate list of the names, positions and current compensation levels of all salaried employees of Seller and each Company, other than those employees of Seller who shall remain employed by Seller upon the Closing, and indicates in each case the employer of such employee and whether such employee is a party to an employment or severance agreement or is otherwise entitled to any employee benefits that are not available generally to all employees. None of the Companies has been a party to or bound by any union or collective bargaining agreement, nor is any such agreement currently in effect or being negotiated by or on behalf of any of the Companies. There are no pending, nor, to the knowledge of Seller, threatened walkouts, strikes, union organizing efforts or labor disturbances, or any pending arbitration, unfair labor practice or grievance, with respect to employees of any of the Companies.

         (b) Except as set forth in Section 4.17(b) of the Disclosure Schedule and except for any limitations of general application under applicable Law relating to employment and employment practices, terms and conditions of employment and wages and hours (collectively, "Employment Laws"), none of the Companies is party to any written or oral employment agreement with any of its officers, directors, employees, consultants, agents, or other persons which is not terminable by such Company at will without penalty or cost to such Company.

         (c) Each of the Companies is and has been at all times since August 2, 1996 in compliance in all material respects with all applicable Employment Laws.

         (d) None of the Companies has incurred any liability under the WARN Act or any other comparable law.

         (e) Section 4.17(e) of the Disclosure Schedule lists all charges, investigations, administrative proceedings and formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, handicap or veteran status) pending or, to Seller's knowledge, threatened before the Equal Employment Opportunity Commission or any Governmental Authority.

         4.18 INSURANCE. Section 4.18 of the Disclosure Schedule contains an accurate list of all policies of insurance maintained by Seller or any Company (indicating in each case which entity holds such policy) covering any of the Companies or the Business. Seller has provided the Buyers with, or made available for the Buyers' review, true and correct copies of all such insurance policies. All such policies are valid, outstanding and enforceable in all material respects and neither Seller nor any of the Companies has agreed to modify or cancel any of such policies prior to the Closing, nor has Seller or any Company received notice of any actual or threatened modification or cancellation of any such insurance.

         4.19 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.19 of the Disclosure Schedule, neither Seller nor any of the Companies has received written notice of any alleged violation of Environmental Law or liability for any release of any Hazardous Substance in connection with the present or past business or properties of the Companies, and there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, proceeding, citation, summons or governmental agency investigation relating thereto. Seller has made available to the Buyers copies of all environmental audits, studies or documents in Seller's possession or control relating to the Companies or any of their respective properties.

         4.20 SEC DOCUMENTS. Seller has filed all required SEC Documents with the SEC since January 1, 1998, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such SEC Documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, with respect to the Companies contained when filed any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading.

         4.21     EMPLOYEE BENEFIT PLANS.

         (a) Section 4.21(a) of the Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements and any current or former employment or executive compensation or severance agreements, written or otherwise, maintained or contributed to for the benefit of or relating to any current or former employee of the Companies, any trade or business (whether or not incorporated) which is a member of a controlled group including any of the Companies or which is under common control with any of the Companies within the meaning of Section 414 of the Code (an "ERISA Affiliate") as well as each plan with respect to which any of the Companies or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "Employee Plans"), excluding, in each case, plans, agreements, programs or arrangements or former plans, agreements, programs or arrangements under which the Companies have no remaining material obligations. Seller has made available to the Buyers a copy of (i) the most recent annual report on Form 5500 filed with the IRS for each disclosed Employee Plan where such report is required and (ii) the documents and instruments governing each such Employee Plan. Each Employee Plan that is intended to be a tax-qualified plan within the meaning of
Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified, and, to the knowledge of

Seller, there exists no fact or set of facts that could cause the qualified status of any such Employee Plan to be adversely affected. No event has occurred and, to the knowledge of Seller, there currently exists no condition or set of circumstances in connection with which any of the Companies could be subject to any liability under the terms of any Employee Plan, ERISA, the Code or any other applicable law, including without limitation, any liability under Title IV of ERISA, which reasonably could be expected to have a Material Adverse Effect.

         (b) Each Employee Plan complies with the provisions of and has been administered in compliance with its terms and in accordance with the applicable provisions of ERISA, the Code, any securities laws or regulations and all other applicable laws, except for such non-compliance that would not have a Material Adverse Effect. Without limiting the generality of the foregoing, no "prohibited transaction" (as such term is defined in Section 4975 of the Code, or in Part 4 of Subtitle B of Title I of ERISA) has occurred with respect to any Employee Plan that could result in the imposition of Taxes or penalties, and there has been no failure to make any contribution to, or to make any payment under, any Employee Plan that was required pursuant to the terms of such Employee Plan or pursuant to applicable law, except for those that would not have a Material Adverse Effect. There is no pending or, to Seller's knowledge, threatened action or claim against or involving any Employee Plan except for routine claims for benefits.

         (c)      All pension plans that are intended to be qualified under
Section 401(a) of the Code are so qualified and are exempt from Federal income taxes under Section 501(a) of the Code.

         (d) Neither Seller, any Company nor any ERISA Affiliate has ever maintained, contributed to or been obligated to contribute to any Plan that is subject to Title IV of ERISA or Section 412 of the Code.

         (e) There is no investigation by any Governmental Authority or any proceeding or other claim (other than claims for benefits in the normal operations of the Employee Plans or relating to qualified domestic relations orders), action, suit or proceeding against or involving any Employee Plan or asserting any right or claim to benefits thereunder.

         (f) All contributions required to be made to each Employee Plan under the terms thereof, ERISA, the Code or any other applicable law have been timely made, and are fully deductible in the year for which they were paid. All other amounts that should be accrued to date as liabilities of any Company under or with respect to each Employee Plan (including incurred but not reported claims) for the current year of each Employee Plan have been recorded on the books of such Company.

         (g) There will be no material liability of any Company (i) with respect to any Employee Plan that has previously been terminated or (ii) under any insurance policy or similar arrangement procured in connection with any Employee Plan in the nature of a retroactive rate adjustment, loss sharing arrangement or other such liability arising wholly or partially out of events occurring before the Closing. None of the assets of any Employee Plan are invested in a group annuity contract or other insurance contract that is subject to any surrender charge, interest rate adjustment or other similar expense upon its premature termination.

         (h) To Seller's knowledge, none of the persons performing services for any Company has been improperly classified as being independent contractors or leased employees or as being exempt from the payment of wages for overtime.

         (i) The consummation of the transactions contemplated by this Agreement will not require the funding (whether formal or informal) of the benefits under any Employee Plan (e.g., contributions to a "Rabbi Trust").

         (j) Except as disclosed in Section 4.21(j) of the Disclosure Schedule, there will be no creation of any obligation, payment, accrual of additional benefits, acceleration of payments or vesting in any benefit under any Employee Plan or any agreement or arrangement disclosed under this
Section 4.21 or any other employment, consulting, severance, change in control or similar agreement or arrangement, or otherwise by reason of entering into or in connection with the transactions contemplated by this Agreement.

         (k) No Employee Plan that is a welfare benefit plan within the meaning of Section 3(1) of ERISA provides benefits to former employees of any of the Companies or their ERISA Affiliates other than pursuant to Section 4980B of the Code.

         4.22 ACCOUNTS RECEIVABLE. The accounts receivable (including notes receivable, purchased receivables and trade receivables, whether billed or unbilled) of each Company as of July 31, 2000 (collectively, the "Accounts Receivable") represent bona fide sales actually made or services actually performed on or prior to such date in the ordinary course of business of the Companies and consistent with past practices. Except as set forth in Section
4.22 of the Disclosure Schedule, to Seller's knowledge there is no contest, claim or right of set-off contained in any oral or written agreement with any account debtor relating to the amount or validity of any Account Receivable or any other account receivable created after such date. The reserves reflected in the Financial Statements have been established in the ordinary course of business, in accordance with GAAP, and are consistent with past practices of the Companies.

         4.23 TRANSACTIONS WITH OFFICERS, DIRECTORS AND EMPLOYEES. Except as set forth in Section 4.23 of the Disclosure Schedule and other than as contemplated by this Agreement, except for accrued but unpaid salary and employee benefits, there are no amounts owing from any of the Companies to any officer, director or employee of Seller or any of the Companies or any member of the immediate family of any such officer, director or employee, nor are there any amounts owing from any of such persons to Seller or any of the Companies, other than advances in the ordinary course of business consistent with past practices.

         4.24 SUFFICIENCY OF ASSETS AND OTHER RESOURCES. Except as set forth on Section 4.24 of the Disclosure Schedule, the material assets of the Companies as of the date of this Agreement and other resources owned by, leased by or licensed to the Companies constitute all of the material assets and other resources that are currently used by the Companies in the conduct of the Business and that are necessary for the Companies to continue to conduct the Business in all material respects immediately following the Closing in the same manner as such Business was conducted on the date hereof.

         4.25     BANK ACCOUNTS, LETTERS OF CREDIT AND POWERS OF ATTORNEY.
Section 4.25 of the Disclosure Schedule sets forth a complete and accurate list of (i) all bank accounts, lock boxes and safe deposit boxes in the name of any of the Companies (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto), (ii) all outstanding letters of credit issued by financial institutions for the account of the Companies (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued) and (iii) the name and address of each person who has a power of attorney to act on behalf of any Company. Seller has heretofore delivered or made available to the Buyers copies of each letter of credit and each power of attorney described in Section 4.25 of the Disclosure Schedule.

         4.26 CERTAIN PAYMENTS. Neither Seller nor the Companies, nor to Seller's knowledge any other Person has, directly or indirectly, on behalf of or with respect to any Company (i) made or received any payment which was not legal to make or receive, including without limitation, payments prohibited under applicable federal and state "fraud and abuse" or anti-kickback statutes, (ii) made an illegal political contribution or (iii) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977, in each case that would have a Material Adverse Effect.

         4.27     CUSTOMERS AND SUPPLIERS.

         (a) Section 4.27(a) of the Disclosure Schedule sets forth the names of the ten (10) largest (based upon revenues received) customers, contractors or other Persons from whom each Company derived revenues for the twelve (12) month period ended July 31, 2000, and the amount which each such customer, contractor or other Person paid during such period. Except as set forth on such schedule, no Company or Seller has received any notice that any such customer, contractor or other Person set forth in such schedule has ceased or will cease to purchase or use products of such Company, or has substantially reduced or will substantially reduce the purchase or use of products of such Company and there is no material dispute between any such customer, contractor or other Person and any Company.

         (b) Section 4.27(b) of the Disclosure Schedule sets forth the names of the ten (10) largest (based upon payments made) suppliers, vendors, or other providers of services of each Company from which such Company ordered raw materials, supplies and other goods and services for the twelve
(12) month period ended July 31, 2000. Except as set forth on such schedule, no Company or Seller has received any notice that any such supplier, vendor or other provider of services set forth in such schedule has ceased or will cease to supply such raw materials, supplies or goods or services to such Company, or has substantially reduced or will substantially reduce the supply of such items or services to such Company and there is no material dispute between any such supplier, vendor or other provider of services and any Company.

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE BUYERS
                           AND THE ACQUISITION SUBS

         Each of the Buyers and each of the Acquisition Subs jointly and severally represents and warrants to Seller as follows:

         5.1      ORGANIZATION AND AUTHORITY.

         (a) Each of the Buyers and each of the Acquisition Subs is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. The Buyers have previously delivered to Seller complete and correct copies of the Certificate of Incorporation and By-laws of each of the Buyers and each of the Acquisition Subs, each as currently in effect. Each of the Buyers and each of the Acquisition Subs each has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of each of the Buyers and each of the Acquisition Subs and by the sole stockholder of each of the Acquisition Subs, and no other corporate proceedings or stockholder approvals on the part of any of the Buyers, any of the Acquisition Subs or any of their respective stockholders are necessary to authorize the execution, delivery and performance of this Agreement, the Ancillary Agreements or the consummation of the transactions so contemplated.

         (b) This Agreement has been duly executed and delivered by each of the Buyers and each of the Acquisition Subs and constitutes, and, when executed and delivered, each of the Ancillary Agreements and all other documents and instruments to be executed and delivered by any of the Buyers or any of the Acquisition Subs pursuant hereto will constitute (assuming in each case the valid authorization, execution and delivery of such agreement by the other parties thereto), a valid and binding agreement of such Buyer or such Acquisition Sub, as applicable, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         5.2 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of the HSR Act, neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation by each of the Buyers and each of the Acquisition Subs of the transactions contemplated hereby or thereby will: (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of any of the Buyers or any of the Acquisition Subs; (b) require any filing with, or the obtaining of any permit, license, authorization, declaration, application, transfer, consent or approval of, any Governmental Authority; (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease, permit or other contract or instrument or obligation to which any of the Buyers or any of the Acquisition Subs is a party or by which any of the Buyers or any of the Acquisition Subs or any of their respective assets may be bound; or (d) violate any law, order, injunction, decree, statute, rule or regulation of any governmental or regulatory authority or any judgment applicable to any of the Buyers or any of the Acquisition Subs; excluding from the foregoing clauses (b), (c) and (d), (i) such matters which would not adversely affect the ability of the Buyers or the Acquisition Subs to consummate the transactions contemplated by this Agreement, or (ii) which become applicable as a result of any acts or omissions by, or the status of or any facts pertaining to, the Companies or Seller.

         5.3 AVAILABILITY OF FUNDS; CAPITALIZATION. The Buyers have, or will have at Closing, sufficient immediately available funds, in cash, to pay the Merger Consideration, to provide the Surviving Corporations with sufficient working capital and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

         5.4 LITIGATION. There is no claim, action, suit, condemnation, litigation, proceeding, arbitration or governmental or regulatory investigation pending or, to the knowledge of any Buyer, threatened against any of the Buyers or any of the Acquisition Subs or any of their respective properties or assets, by or before any court, governmental or regulatory authority or by any third party which challenges the validity of this Agreement or which could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

         5.5 CERTAIN FEES. Neither any of the Buyers, any of the Acquisition Subs nor any of their affiliates has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

         5.6 OWNERSHIP; NO PRIOR ACTIVITIES. Buyer I is the record and beneficial owner of Acquisition Sub 1 Stock and Acquisition Sub 2 Stock, Buyer II is the record and beneficial owner of Acquisition Sub 3 Stock and Buyer III is the record and beneficial owner of Acquisition Sub 4 Stock, which comprises all of the issued and outstanding shares of all classes of capital stock of each of the Acquisition Subs. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, none of the Acquisition Subs has either incurred any obligation or liability or engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

         5.7 NO ADDITIONAL REPRESENTATIONS; DISCLAIMER REGARDING ESTIMATES AND PROJECTIONS.

         (a) Each of the Buyers and each of the Acquisition Subs acknowledge that none of Seller, any of the Companies, any of their affiliates or any other Person acting on behalf of Seller or any of the Companies (i) has made any representation or warranty, express or implied, including any implied representation or warranty as to the condition, merchantability, suitability or fitness for a particular purpose of any of the assets used in the business of or held by any of the Companies or (ii) has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Seller or any of the Companies, their business or any of their affiliates, in each case except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be disclosed on the Disclosure Schedule hereto. Each of the Buyers and each of the Acquisition Subs further agree that none of Seller, any of the Companies, any of their affiliates or any other Person acting on behalf of Seller or any of the Companies will have or be subject to any liability, except as specifically set forth in this Agreement, to any of the Buyers, any of the Acquisition Subs or any other Person resulting from the distribution to any Buyer, for any Buyer's use, of any such information, including any information, document or material made available to any Buyer by Donaldson, Lufkin & Jenrette, or in any "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement.

         (b) In connection with the Buyers' investigation of the Companies, the Buyers have received certain projections, including projected statements of operating revenues and income from operations of the Companies for the fiscal years ending September 30, 2000, September 30, 2001, September 30, 2002 and September 30, 2003 and certain business plan information for such fiscal years and succeeding fiscal years (collectively, the "Projections"). Each of the Buyers acknowledges that there are uncertainties inherent in attempting to make such Projections, that such Buyer is familiar with such uncertainties and that such Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of the Projections so furnished to it. Accordingly, while Seller and the Companies believe the assumptions underlying the Projections are reasonable, neither Seller nor any of the Companies makes any representation or warranty with respect to such Projections.

                                  ARTICLE VI
                                   COVENANTS

         6.1 CONDUCT OF THE COMPANIES' BUSINESS. Seller agrees that, during the period from the date of this Agreement to the Closing, except as otherwise contemplated by this Agreement or consented to by the Buyers:

         (a) Seller shall use its reasonable best efforts to cause each of the Companies to conduct its business operations in the ordinary course consistent with past practice and, consistent with past practices, to preserve its relationships with customers, suppliers and others with whom it deals; and

         (b) Seller shall not, and shall cause the Companies not to, take or agree in writing or otherwise to take any action which would make any of the representations or warranties made by Seller in SECTION 4.7 of this Agreement untrue or incorrect as of the Closing Date. From the date hereof through the Closing Date, Seller (x) shall confer on a regular and frequent basis with the Buyers with respect to the Business and the Companies' operations and other matters relevant to the transactions contemplated hereby, (y) shall promptly advise the Buyers, orally or in writing, of any change or event, including without limitation, any complaint, investigation or hearing by any Governmental Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having or which insofar as can be reasonably foreseen could have a Material Adverse Effect or a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby and (z) shall not and shall cause the Companies not to, without the prior approval of the Buyers, make or commit to make any capital expenditure on the part of the Companies in excess of $25,000 or any other expenditure on the part of the Companies in excess of $25,000 that is outside of the ordinary course of the Companies' business.

         6.2      ACCESS TO INFORMATION.

         (a) Between the date of this Agreement and the Closing, Seller shall: (i) give the Buyers and their authorized representatives reasonable access to all employees, consultants, books, records, offices and other facilities and properties of the Companies as the Buyers may reasonably request; (ii) permit the Buyers to make such inspections thereof as the Buyers may reasonably request; and (iii) cause the officers of Seller and the Companies to furnish the Buyers with such financial and operating data and other information with respect to the business and properties of the Companies as the Buyers may from time to time reasonably request; provided that any such investigation shall be conducted after reasonable notice during normal business hours, under the supervision of Seller's personnel and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not interfere unreasonably with the business operations of Seller or any of the Companies. No investigation by the Buyers shall modify any of the representations, warranties or covenants contained herein.

         (b) All information concerning Seller furnished or provided by Seller or its affiliates to the Buyers or their representatives (whether furnished before or after the date of this Agreement) shall be held subject to a confidentiality agreement between Seller and Platinum Equity Holdings, an affiliate of each of the Buyers, dated as of July 19, 2000 (the "Confidentiality Agreement"). The Confidentiality Agreement shall survive the Closing.

         6.3      CONSENTS.

         (a) Each of Seller and the Buyers shall cooperate, and use its reasonable best efforts, to make all filings and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties necessary to consummate the transactions contemplated by this Agreement (collectively, the "Material Consents"). In addition to the foregoing, each Buyer agrees to provide such assurances as to financial capability, resources and credit worthiness as may be reasonably requested by any third party whose consent or approval is sought hereunder; provided, however, that no Buyer shall be required to provide any guarantee or surety or be obligated to make any payment or agree to any material amendment or modification of any Contract, Lease or Permit in connection with obtaining the Material Consents.

         (b) With respect to any agreements for which any required consent or approval is not obtained prior to the Closing, Seller and the Buyers shall each use their reasonable best efforts to obtain any such consent or approval after the Closing Date until such consent or approval has been obtained and Seller shall provide the Buyers with the same benefits arising under such agreements, including performance by Seller as agent, if legally and commercially feasible, provided, that the Buyers and the Surviving Corporations shall provide Seller with such access to the premises, books and records and personnel as is necessary to enable Seller to perform its obligations under such agreements and the Buyers or the Surviving Corporations shall pay or satisfy the corresponding liabilities for the enjoyment of such benefits to the extent the Buyers or the Surviving Corporations would have been responsible therefor if such consent or approval had been obtained prior to Closing.

         6.4 REASONABLE BEST EFFORTS. Each of Seller and each of the Buyers shall cooperate, and use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and each Buyer further covenants and agrees, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use all reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be. Seller further covenants and agrees that, during the period from the date of this Agreement through Closing, it will use its reasonable best efforts to obtain an executed "Ownership of Intellectual Property Agreement" from each of the persons listed in Section 4.11(d) of the Disclosure Schedule as not having yet executed such an agreement.

         6.5 PUBLIC ANNOUNCEMENTS. Except as otherwise agreed to by the parties, the parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, except as in the reasonable judgment of the party may be required by law or in connection with the obligations of a publicly-held, exchange-listed company, in which case the parties will exercise their reasonable best efforts to reach mutual agreement as to the language of any such report, statement or press release; provided however, that the Buyers may, following the Closing, without the consent of Seller, publish (and use in future marketing materials) standard "tombstone" announcements of the consummation of the transactions contemplated by this Agreement. Upon the execution of this Agreement and upon the Closing, Seller and the Buyers will consult with each other with respect to the issuance of a joint or individual report, statement or press release with respect to this Agreement and the transactions contemplated hereby.

         6.6 UPDATES TO DISCLOSURE SCHEDULE. During the period from the date of this Agreement until the Closing, if any event, condition, fact or circumstance of which Seller or any Company is aware that is required to be disclosed pursuant to this Agreement requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming such Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Seller shall promptly after becoming so aware deliver to the Buyers an update to such Disclosure Schedule specifying such change ("Supplemental Disclosure"). No Supplemental Disclosure shall be deemed to supplement or amend the Disclosure Schedule attached hereto for purposes of
(i) determining the accuracy of any of the representations and warranties made by Seller in this Agreement or (ii) determining whether any of the conditions set forth in ARTICLE VII has been satisfied.

         6.7      EMPLOYEES AND EMPLOYEE BENEFITS.

         (a) The Buyers shall cause the Surviving Corporations to provide all employees listed on Section 4.17(a) of the Disclosure Schedule hereto (the "Transferred Employees") with positions that are the same as and wages and salaries that are no less than the positions, wages and salaries set forth with respect to such Transferred Employees in Section 4.17(a) of the Disclosure Schedule. The Buyers shall provide all Transferred Employees with benefits substantially similar to employees of Platinum Equity Holdings. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to create an obligation on the part of any Buyer or any Surviving Corporation to continue to employ any Transferred Employee for any length of time. The covenants set forth in this clause (a) shall survive for six (6) months following the Closing Date.

         (b) Effective on the Closing Date, one or more of the Buyers shall assume sponsorship of Seller's 401(k) Plan. Seller shall cause the accounts of all Transferred Employees under Seller's 401(k) Plan to become 100% vested as of the Closing Date.

         (c) Following the Closing Date, the Buyers shall give full credit for all service with any of the Companies or any Affiliate thereof, and any predecessor thereto to the extent that service with such predecessor entity was recognized under the applicable plan of the Companies or any Affiliate, to each Transferred Employee for purposes of waiting periods relating to preexisting conditions under medical plans, eligibility to participate in, vesting under, and eligibility for early retirement or any subsidized benefit provided for under, any employee benefit plan (including but not limited to any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained by a Buyer or a Surviving Corporation (including, without limitation, any vacation or accrued sick pay plan or policy) on or after the Closing Date. Prior to the Closing Date, Seller shall furnish the Buyers with a list of the length of service with Seller or its Affiliates for each of the Transferred Employees. For purposes of computing deductible amounts (or like adjustments or limitations on coverage) under any employee welfare benefit plan (including, without limitation, any "employee welfare benefit plan" as defined in Section 3(1) of ERISA), expenses and claims previously recognized for similar purposes under the applicable welfare benefit plan of the Companies or any Affiliate shall be credited or recognized under the comparable plan maintained after the Closing Date by the applicable Buyer or the applicable Surviving Corporation to the extent the expenses and claims can be established by Transferred Employees. Seller shall reimburse the applicable Buyer or the applicable Surviving Corporation for the amount of such deductible amounts in excess of $200,000 with respect to expenses and claims for calendar year 2000 promptly upon receipt of invoices from time to time delivered by the Buyers.

         (d) Following the Closing Date, the Surviving Corporations shall be responsible and assume all liability for all notices or payments due to any Transferred Employee, and all notices, payments, fines or assessments due to any Governmental Authority, pursuant to any applicable law, with respect to the employment, discharge or layoff of employees by the Surviving Corporations after the Closing Date, including, but not limited to, the WARN Act and any rules or regulations as have been issued, in connection with the foregoing; provided that Seller shall reimburse the applicable Buyer or the applicable Surviving Corporation for (i) all severance expenses due to such Transferred Employee pursuant to the terms of his or her employment contract relating to the termination of any of the Transferred Employees listed in
Section 4.17(b) of the Disclosure Schedule except Messrs. M. Smith, K. Smith or D. Philbin and (ii) 50% of the severance expenses due to such Transferred Employee pursuant to the terms of his employment contract relating to the termination of Messrs. M. Smith, K. Smith or D. Philbin; in each case, if such Transferred Employee is terminated within ninety (90) days after the Closing.

         6.8      CERTAIN TAX MATTERS.

         (a) The Buyers shall cause the Surviving Corporations to consent to join, for all taxable periods of the Companies ending on or before the Closing Date (and with respect to any taxable period that commences before but ends after the Closing Date, for the portion of such period up to and including the Closing Date) for which the Companies are eligible to do so, in any consolidated, combined, or unitary Tax Returns which Seller shall request it to join. Seller shall cause to be prepared and filed all such consolidated, combined, and unitary Tax Returns. Each Buyer agrees to cooperate with and provide assistance, as necessary, to Seller and its Affiliates in the preparation of the portions of such Tax Returns pertaining to the Surviving Corporations.

         (b) Seller shall prepare, or cause to be prepared, all other Tax Returns of the Companies required to be filed for periods ending on or before the Closing Date. Provided that such returns are prepared consistent with applicable law, the Buyers shall cause such Tax Returns to be executed and timely filed. The Buyers shall prepare and file, or caused to be prepared and filed, all Tax Returns of the Companies for all periods ending after the Closing Date.

         (c) Seller shall pay, or cause to be paid: (i) any and all Taxes with respect to the Companies for any taxable period (or any partial period) ending on or before the Closing Date; (ii) any and all income Taxes (or franchise or other Taxes measured by net income) resulting solely from any of the Companies having been included in any consolidated, combined or unitary tax return that included any Company for any taxable period (or portion thereof) ending on or before the Closing Date pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulations (other than any liability arising under such Treasury Regulation or analogous law by reason of any of the Companies becoming a member of the consolidated combined or unitary groups of which any Buyer is a member); and (iii) any and all other Taxes with respect to the Companies for any Tax period ending on or prior to the Closing Date or with respect to periods beginning before the Closing Date and ending after the Closing Date to the extent allocated to the Company for the partial period ending on (and including) the Closing Date pursuant to SECTION 6.8(i) hereof and not previously paid; except, in the case of each of (i), (ii) and (iii), for any and all Taxes which are accrued and on the books of the Companies as reflected on the Closing Date Balance Sheets.

         (d) The Buyers shall pay, or cause to be paid: (i) any and all Taxes with respect to the Companies for any taxable period (or any partial period) ending after the Closing Date; (ii) any and all income Taxes (or franchise or other Taxes measured by net income) resulting solely from any of the Companies being included in any consolidated, combined or unitary tax return that includes any Company for any taxable period (or portion thereof) ending after the Closing Date pursuant to Treasury Regulation
Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulations (other than any liability arising under such Treasury Regulation or analogous law by reason of any of the Companies having been a member of the consolidated combined or unitary groups of which Seller is a member);
(iii) any and all other Taxes with respect to the Companies for any Tax period ending after the Closing Date or with respect to periods beginning before the Closing Date and ending after the Closing Date to the extent allocated to the Company for the partial period ending after the Closing Date pursuant to SECTION

6.8(i) hereof and not paid by the Buyers; and (iv) any and all Taxes of the Companies for any taxable period (or any partial period) ending on or before the Closing Date which are accrued and on the books of the Companies as reflected on the Closing Date Balance Sheets.

         (e) Seller shall promptly notify the Buyers of any action, suit, proceeding, claim, or audit pending against or with respect to Seller or any of the Companies in respect of any Tax where there is a reasonable possibility of a determination or decision which would result in liability of the Buyers or the Surviving Corporations.

         (f) The Buyers shall promptly notify Seller of any action, suit, proceeding, claim, or audit pending against or with respect to any of the Companies or the Surviving Corporations in respect of any Tax where there is a reasonable possibility of a determination or decision which would result in liability of Seller.

         (g) To the extent that any of the Surviving Corporations or any of their Affiliates are entitled to a refund of any Taxes paid by any of the Companies or Seller prior to the Closing Date as a result of any loss suffered by Seller or any of its subsidiaries during any period that includes the Closing Date or any prior period, the Buyers shall, and shall cause the Surviving Corporations, to use all reasonable efforts to secure any such refunds and promptly transfer them to Seller.

         (h) (i) The parties hereby covenant and agree to make an election under Section 338(h)(10) of the Code and the Treasury Regulations promulgated under the Code and any corresponding or similar elections under state, local or foreign Tax law (collectively, a "Section 338(h)(10) Election") with respect to the acquisition of the stock of the Companies hereunder in accordance with the provisions hereof.

                  (ii) Seller and the Buyers shall report, in connection with the determination of income, franchise or other Taxes measured by net income, the transactions being undertaken pursuant to this Agreement in a manner consistent with the Section 338(h)(10) Election. The Buyers shall be responsible for the preparation of two copies of all forms and documents required in connection with the Section 338(h)(10) Election (including Internal Revenue Service Form 8023). Once the Buyers properly prepare documents and forms as may be required by applicable Tax laws to complete and make properly the Section 338(h)(10) Election and timely deliver two copies of such forms and documents to Seller, Seller shall execute both copies no later than thirty (30) days following receipt of such forms and timely file one copy of such forms and documents with the Internal Revenue Service and return the other copy to the Buyers for timely filing.

                  (iii) The Buyers shall provide Seller with a valuation statement reflecting, as of the Closing Date, the fair market values of all of the assets and the liabilities and obligations of the Companies. The Buyers shall provide Seller and its authorized representatives with reasonable access to the books and records of the Companies and its working papers in connection with such valuations and shall make itself available at reasonable times upon request of Seller to discuss with Seller such valuations. The Buyers and Seller shall use their reasonable best efforts to agree on such valuations. The Buyers and Seller shall file, and/or shall cause members of their respective affiliated groups to file, all Tax Returns in connection therewith in a manner consistent with such valuations and this Agreement and shall take no position contrary thereto unless required to do so by applicable Tax laws. Seller shall have the right to review and approve (which approval shall not be unreasonably withheld) any appraisal upon which such valuations are based and any such forms and schedules relating to such valuations, prior to the filing thereof. Any disputes regarding the valuation statement or the preparation, execution or filing of the forms and documents required in connection with making the Section 338(h)(10) Election shall be resolved in an arbitration to be conducted by an Unaffiliated Firm jointly selected by the Buyers and Seller, whose fees shall be borne equally by the parties.
Each of the parties to this Agreement shall be bound by the decision of the Unaffiliated Firm rendered in such arbitration.

                  (iv) To the extent permitted by state, local or foreign Tax laws, the principles and procedures of this subsection (h) shall also apply with respect to a Section 338(h)(10) Election under state, local or foreign law. Seller shall join with the Buyers in making any election similar to the Section 338(h)(10) Election which is optional under any state, local or foreign law, and shall cooperate and join in any election made by the Buyers or the Companies to effect such an election so as to treat the transactions contemplated herein as a sale of assets for state, local and foreign income Tax purposes.

         (i) In any case in which a Tax is assessed with respect to a taxable period which begins before the Closing Date and ends after the Closing Date, the resulting Tax obligation shall be allocated (i) to Seller for the period up to and including the Closing Date, except to the extent accrued and on the books of the Companies as reflected on the Closing Date Balance Sheets, and (ii) to the Companies for the period subsequent to the Closing Date and to the extent of any such accrual. Any allocation of Taxes attributable to any period beginning before and ending after the Closing Date shall be made by means of a closing of the books and records of the Companies as of the close of business on the Closing Date, provided that exemptions, allowances, deductions (including, but not limited to, depreciation and amortization deductions) or any Taxes (such as property or similar Taxes) that are calculated on an annual basis shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

         (j)      After the Closing Date, each of Seller and each Buyer shall:

                  (i) assist (and cause its respective affiliates to assist) the other party in preparing any Tax Returns which such other party is responsible for preparing and filing;

                  (ii) cooperate fully in preparing for any audits of, or disputes, contests or proceedings with, Taxing Authorities regarding any Tax Returns which relate to any of the Companies;

                  (iii) make available to the other and to any Taxing Authority as reasonably requested all information, records and documents relating to Tax liabilities which are attributable to any of the Companies;

                  (iv) preserve all such information, records and documents until the expiration of any applicable statutes of limitations or extensions thereof and as otherwise required by law;

                  (v) make available to the other, as reasonably requested, personnel responsible for preparing or maintaining information, records and documents in connection with Tax matters;

                  (vi) provide timely notice to the other in writing upon receipt of notice of any pending or threatened Tax audits or assessments relating to the Companies for periods beginning prior to the Closing Date; provided that any failure to provide such notice shall not relieve Seller of any obligation under this Section 6.8 unless Seller is materially prejudiced by such failure;

                  (vii)    furnish the other with copies of all
correspondence received from any Taxing Authority in connection with any Tax audit or information request with respect to any such period;

                  (viii) keep confidential any information obtained pursuant to this Section 6.8, except as may otherwise be necessary in connection with the filing of returns or claims for refund or in conducting any audit or other Tax proceeding; and

                  (ix) furnish the other with adequate information which would enable the other party to determine its entitlement to, and the amount of, any refund or credit to which either party reasonably believes the other party may be entitled.

         (k) All Tax sharing and similar agreements (other than the provisions of this Agreement) between any of the Companies and Seller or any other corporation or corporations shall be terminated as of the Closing Date, and the Companies shall not have any liability from and after the Closing Date under any such agreement.

         (l) Seller shall pay all excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar Taxes which may be imposed in connection with the transactions contemplated by this Agreement, together with any interest, additions or penalties with respect thereto ("Transfer Taxes"). Each party hereto hereby agrees to file all necessary documentation in connection with the payment and reporting of Transfer Taxes.

         (m) Each of the Buyers and Seller agree that Seller is entitled to any compensation deductions that are attributable to the exercise by employees of the Companies of options to purchase stock of Seller, and none of such parties will take any contrary position on any Tax Return unless otherwise required by law.

         6.9 HART-SCOTT-RODINO FILINGS. As promptly as practicable after the date of this Agreement, but in no event later than five (5) business days following the date of this Agreement, the Buyers and Seller shall make all filings under the HSR Act which are required in connection with the transactions contemplated by this Agreement. Any such filing shall be in substantial compliance with the requirements of the HSR Act. The Buyers shall pay all filing fees in connection with such HSR Act filings. Seller and the Buyers shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the Federal Trade Commission and the Department of Justice and shall comply promptly with any such inquiry or request and shall promptly provide any supplemental information requested in connection with the filings made hereunder pursuant to the HSR Act. Any such supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each party shall cooperate with the other party in connection with the other party's filings under the HSR Act including, without limitation, providing all information reasonably requested by each party to the other and taking all reasonable actions to cause the early termination of all applicable waiting periods.

         6.10     NO SOLICITATION BY SELLER.

         (a) Seller shall not and shall not authorize or permit any Company or its or their respective officers, directors or employees or any investment banker, attorney or other advisor or representative retained by any of them to, (i) solicit, initiate or encourage the submission of, any Acquisition Proposal (as hereinafter defined), or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that prior to the payment of the Merger Consideration, to the extent required by the fiduciary obligations of the Board of Directors of Seller, determined in good faith by a majority of the members thereof, Seller may, in response to an unsolicited Acquisition Proposal, furnish information with respect to the Companies to any person pursuant to a customary confidentiality agreement and discuss such information with such person and participate in negotiations regarding such Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of all or substantially all of the assets or shares of capital stock of the Companies, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving Seller or the Companies, other than the transactions contemplated by this Agreement. Seller shall immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Seller agrees not to release any third party from, or waive any provision of, any confidentiality agreement to which Seller or any Company is a party to the extent it relates to the Companies.

         (b) Except as set forth herein, neither the Board of Directors of Seller nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Buyers, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Mergers, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the payment of the Merger Consideration, the Board of Directors of Seller, to the extent required by the fiduciary obligations thereof, as determined in good faith by a majority of the members thereof, may (subject to the following limitations), (i) withdraw or modify its approval or recommendation of the amount of the Merger Consideration, this Agreement or the Mergers,
(ii) approve or recommend any Superior Proposal (as hereinafter defined),
(iii) enter into an agreement with respect to such Superior Proposal or
(iv) terminate this Agreement, in each case at any time following the Buyers' receipt of written notice advising the Buyers that the Board of Directors of Seller has received a Superior Proposal and specifying the material terms and conditions of such Superior Proposal but without identifying the person making such Superior Proposal. For purposes of this Agreement, "Superior Proposal" means a bona fide Acquisition Proposal made by a third party on terms which a majority of the members of the Board of Directors of Seller determines in its good faith judgment to be more favorable to Seller's stockholders than the terms of this Agreement and the Mergers.

         6.11 NO TRANSFER OR ACCOUNTING CHANGE BY THE BUYERS. During the Non-Compete Royalty Period, no Buyer shall and no Buyer shall permit any Surviving Corporation to: (a) transfer, assign, sell or dispose of (i) any contract, agreement, purchase order, license, commitment for purchase or other instrument relating to any of the Companies which is in effect at the Effective Time or which is being negotiated at the Effective Time and becomes effective during the Non-Compete Royalty Period or (ii) any interest in or right to any of the revenues related to any such contract, agreement, purchase order, license, commitment for purchase or instrument or to which any of the Surviving Corporations is otherwise entitled; provided that this clause (a) will not prevent any Buyer or any Surviving Corporation from terminating or modifying any such contract, agreement, purchase order, license, commitment for purchase or other instrument that it reasonably deems unprofitable or detrimental to the Business or from pledging any contracts or accounts receivable to secure its obligations; (b) make any change in the method of revenue recognition of any of the Surviving Corporations that is not consistent with their respective past practices, provided such revenue recognition method is in accordance with GAAP; or (c) cease conducting the business of any of the Companies in any material respect in the manner it was conducted on the date hereof other than as permitted in clause (a) of this
SECTION 6.11; provided, however, that this clause (c) will not prevent any Buyer or any Surviving Corporation from ceasing the business of any Company that has become materially less profitable than it was immediately prior to the Closing Date. With respect to Surviving Corporation 3 and for purposes of determining the amounts of the Non-Compete Royalty Payments, Surviving Corporation 3 revenue during the Non-Compete Royalty Period will include the contract value (excluding prospective maintenance for periods beyond the Non-Compete Royalty Period) of any software license fee revenue sold, during the period such sale is made, even if such contract is amortized over future periods.

         6.12 FTC MATTER. Seller shall keep the Buyers informed as to the status of the inquiry being conducted by the Federal Trade Commission described in Section 4.12 of the Disclosure Schedule (the "FTC Matter"). The Buyers shall have the right to approve any settlement or other final disposition of the FTC Matter; provided that such approval may not be unreasonably withheld, delayed or conditioned.

         6.13 INFORMATION REGARDING THE BUYERS. Each Buyer agrees that it shall, and shall cause the Acquisition Subs to, (a) provide Seller within three business days of the date of execution of this Agreement, with the information regarding the Buyers and the Acquisition Subs set forth on
SCHEDULE 6.13 hereto, (b) cooperate with Seller in promptly providing any additional information requested by any applicable Governmental Authority in connection with the OSC Merger and (c) promptly review and affix any required signatures to any documentation reasonably deemed necessary by Seller in connection with obtaining approval from applicable Governmental Authorities in connection with the OSC Merger.

         6.14 CAPITALIZATION OF SELLER. Seller agrees that it shall, for a period of six (6) months commencing on the Closing Date, maintain cash or cash equivalents as reflected on its financial statements of no less than twenty million dollars ($20,000,000).

                                   ARTICLE VII
                     CONDITIONS TO OBLIGATIONS OF THE PARTIES

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligation of each party to consummate the transactions contemplated herein is subject to the satisfaction at or prior to the Closing of the following conditions:

         (a) no statute, rule or regulation shall have been enacted by any Governmental Authority which prohibits or restricts the consummation of the transactions contemplated hereby;

         (b) there shall not be in effect any final judgment of any court of competent jurisdiction enjoining the consummation of the transactions contemplated hereby;

         (c) there shall not be any legal proceeding instituted, pending or threatened by any Person which seeks to enjoin or otherwise prevent, or which seeks material monetary penalties as a result of, consummation of the transactions contemplated hereby; and

         (d) any waiting periods applicable to the transactions contemplated by this Agreement under applicable U.S. antitrust or trade regulation laws and regulations, including, without limitation, under the HSR Act shall have expired or been terminated.

         7.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

         (a) each representation and warranty made by the Buyers and the Acquisition Subs in ARTICLE V of this Agreement shall be true and correct (i) in all material respects with respect to representations and warranties which are not modified by materiality and (ii) in all respects with respect to representations and warranties which are modified by materiality, in either case, on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date except for those representations and warranties made as of a specified date which shall continue to be true and correct as of such date and except for changes permitted or contemplated hereby;

         (b) each Buyer shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

         (c) the Transition Services Agreement, in substantially the form of EXHIBIT 3.3 hereto, shall have been entered into by the parties thereto; and

         (d) the Consulting Agreement, in the form of EXHIBIT 3.7 hereto, shall have been executed and delivered by the parties thereto.

         Notwithstanding the failure of any one or more of the foregoing conditions, Seller may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions. To the extent that Seller proceeds with the Closing, Seller shall be deemed to have waived for all purposes any rights or remedies it may have against the Buyers by reason of the failure of any such condition or the breach of any such representation or warranty to the extent described in such notice.

         7.3 CONDITIONS TO OBLIGATIONS OF THE BUYERS. The obligations of the Buyers to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

         (a) no material breach of any representation and warranty set forth in SECTIONS 4.2, 4.3 or 4.4 shall have occurred and no breach of any other representation and warranty made by Seller in ARTICLE IV of this Agreement shall have occurred as of the Closing Date that has a Material Adverse Effect;

         (b) Seller shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

         (c)      there shall have been no event that has a Material Adverse
Effect;

         (d) Seller shall have provided a certificate, dated as of the Closing Date, certifying the conditions specified in clauses (a), (b) and (c) above have been fulfilled and shall have delivered to the Buyers all stock certificates evidencing the outstanding capital stock of the Companies;

         (e) the Buyers shall have received an opinion of Seller's counsel, substantially in the form of EXHIBIT 7.3(e) attached hereto;

         (f) the Buyers shall have received an opinion of Seller's Delaware counsel, substantially in the form of EXHIBIT 7.3(f) attached hereto;

         (g) the assets set forth in SCHEDULE 3.6 shall have been transferred from Seller to one or more of the Companies;

         (h) the receipt of written resignations of the officers and directors of the Companies, as requested by the Buyers no later than five (5) days prior to Closing; and

         (i) the consents or filings listed on SCHEDULE 7.3(i) hereto shall have been duly obtained or made.

         Notwithstanding the failure of any one or more of the foregoing conditions, the Buyers may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions. To the extent that the Buyers proceed with the Closing, the Buyers shall be deemed to have waived for all purposes any rights or remedies they may have against Seller by reason of the failure of any such condition or the breach of any such representation or warranty to the extent described in such notice.

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                                ARTICLE VIII
                       TERMINATION, AMENDMENT, WAIVER

         8.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time:

         (a) at any time, by mutual written consent of Seller, the Companies, the Buyers and the Acquisition Subs;

         (b) by the Buyers or Seller if: (i) any court of competent jurisdiction in the United States or any United States governmental body shall have issued a final and non-appealable order, decree, or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; provided, that no party hereto affiliated with the Person who brought the action seeking the permanent enjoinment of the transactions contemplated hereby may seek termination of this Agreement pursuant to this SECTION 8.1(b)(i); or (ii) the Mergers have not been consummated by the date ninety (90) days from the date of this Agreement (or such later date as Seller and the Buyers shall have agreed in writing); provided, that no party may terminate this Agreement pursuant to this SECTION 8.1(b)(ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

         (c) by Seller if: (i) the Board of Directors of Seller shall have withdrawn or modified in a manner adverse to the Buyers its approval of the Mergers or the Agreement and approved or recommended any Superior Proposal, but only upon payment of the termination fee set forth in SECTION 8.3; (ii) Seller or any of the Companies shall have entered into any agreement with respect to any Superior Proposal in accordance with SECTION 6.10, but only upon payment of the termination fee set forth in SECTION 8.3; (iii) there shall have been a material breach of any representation or warranty on the part of any of the Buyers or any of the Acquisition Subs set forth in this Agreement or if any representation or warranty of any of the Buyers or any of the Acquisition Subs shall have become untrue in any material respect, and such breach shall not have been cured or such representation or warranty shall not have been made true within 15 business days after notice by Seller thereof, provided that Seller has not breached in any material respect any of its obligations hereunder; or (iv) there shall have been a breach by any of the Buyers or any of the Acquisition Subs of any of its respective covenants or agreements hereunder having a material adverse effect on the Buyers or materially adversely affecting (or materially delaying) the consummation of the Mergers, and the Buyers or the Acquisition Subs have not cured such breach within 15 days after notice by Seller thereof, provided that Seller has not breached in any material respect any of its obligations hereunder.

         (d) by the Buyers if: (i) there shall have been a material breach of any representation or warranty on the part of Seller set forth in this Agreement or if any representation or warranty of Seller shall have become untrue in any material respect, and (other than with respect to any breach of SECTION 4.2, SECTION 4.3 or SECTION 4.4) such breach or untrue representation or warranty has a Material Adverse Effect, and such breach shall not have been cured or such representation or warranty shall not have been made true within 15 business days after notice by any of the Buyers or any of the Acquisition Subs thereof, provided that neither any of the Buyers nor any of the Acquisition Subs has breached in any material respect any of its obligations hereunder; or (ii) there shall have been a breach by Seller of any of its covenants or agreements hereunder having a Material Adverse Effect or materially adversely affecting (or materially delaying) the consummation of the Mergers, and Seller has not cured such breach within 15 days after notice by any of the Buyers or any of the Acquisition Subs thereof, provided that neither any of the Buyers nor any of the Acquisition Subs has breached in any material respect any of its obligations hereunder.

         8.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to SECTION 8.1 hereof, written notice thereof shall forthwith be given by the party so terminating to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any party. If this Agreement is terminated pursuant to SECTION 8.1 hereof:

         (a) each party shall redeliver all documents, work papers and other materials of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by any party hereto with respect to the other party shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement, and SECTION 6.2(b) hereof;

         (b) all filings, applications and other submissions made pursuant hereto shall, at the option of Seller, and to the extent practicable, be withdrawn from the agency or other person to which made; and

         (c) there shall be no liability or obligation hereunder on the part of Seller, any of the Companies, any of the Buyers, any of the Acquisition Subs or any of their respective directors, officers, employees, affiliates, controlling persons, agents or representatives, except that Seller and the Companies on the one hand, or the Buyers and the Acquisition Subs on the other hand, as the case may be, may have liability to the other party if the basis of termination is a breach or default by Seller, the Companies, the Buyers or the Acquisition Subs, as the case may be, of one or more provisions of this Agreement, and except that the provisions of SECTIONS 5.7, 6.2(b), 6.5, 8.2(a), 8.2(b), this 8.2(c), 8.3 and 11.1 hereof shall survive any such termination.

         8.3      FEES AND EXPENSES.

         (a) Except as expressly provided herein, all fees and expenses incurred in connection with the Mergers, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated.

         (b) Seller shall promptly pay, or cause to be paid, to the Buyers a fee equal to $4,000,000 (the "Termination Fee"), payable in next day funds, if this Agreement is terminated pursuant to SECTION 8.1(c)(i) or
SECTION 8.1(c)(ii) or if Seller (or its Board of Directors) takes the actions described in SECTION 6.10(b) and all parties have agreed that this Agreement is terminated.

         8.4 AMENDMENT, MODIFICATION, WAIVER AND EXTENSION. This Agreement may be amended, modified or supplemented at any time by written agreement of Seller, the Companies,

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

the Buyers and the Acquisition Subs. Any failure of Seller, any of the Companies, any of the Buyers or any of the Acquisition Subs to comply with any term or provision of this Agreement may be waived, with respect to the Buyers and the Acquisition Subs, by Seller and, with respect to Seller and the Companies, by any Buyer, by an instrument in writing signed by or on behalf of the appropriate party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party.
The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX
                                INDEMNIFICATION

         9.1 SELLER'S AGREEMENT TO INDEMNIFY. Subject to the terms and conditions set forth herein, from and after the Closing, Seller shall indemnify and hold harmless the Buyers and the Surviving Corporations and their respective directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Buyer Indemnitees") from and against: (a) all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively with the damages set forth in clauses (b) and (c) hereof, "Buyer Damages") arising out of or caused by, directly or indirectly, any or all of the following: (i) the matter set forth on SCHEDULE 9.1; (ii) any misrepresentation, breach or failure of any warranty or representation made by Seller in or pursuant to this Agreement without giving effect to any Material Adverse Effect, materiality or knowledge qualifiers contained therein; and (iii) any failure or refusal by Seller to satisfy or perform in all material respects any covenant, term or condition of this Agreement required to be satisfied or performed by Seller; (b) any actual losses, penalties or fines relating to the failure to obtain any required approval of a Governmental Authority for the OSC Merger; or (c) any actual losses or penalties relating to the failure to obtain within 90 days after the Closing, any required consent listed on Section 4.5 of the Disclosure Schedule or pursuant to any contract listed on Section 4.10(a) of the Disclosure Schedule, to the extent such consents are material to the Companies. The Buyers may offset against any amounts owing from the Buyers to Seller pursuant to SECTION 10.3(b), any amounts either agreed by Seller or determined by a court of competent jurisdiction to constitute Buyer Damages.

         9.2 THE BUYERS' AND THE ACQUISITION SUBS' AGREEMENT TO INDEMNIFY. Subject to the terms and conditions set forth herein, from and after the Closing, each of the Buyers and each of the Acquisition Subs shall, jointly and severally, indemnify and hold harmless Seller and its directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Seller Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Seller

Damages") arising out of or caused by, directly or indirectly, any or all of the following: (i) any misrepresentation, breach or failure of any warranty or representation made by any of the Buyers or any of the Acquisition Subs in or pursuant to this Agreement; (ii) any failure or refusal by any of the Buyers or any of the Acquisition Subs or Surviving Corporations to satisfy or perform in all material respects any covenant, term or condition of this Agreement required to be satisfied or performed by any of the Buyers or any of the Acquisition Subs or Surviving Corporations; (iii) any claim against Seller under any guarantee of the Leases, Equipment Leases or Contracts with respect to obligations or liabilities arising on or after the Closing Date; and (iv) subject to the last sentence of SECTION 6.7(c) and to SECTION 6.7(d), any claims against Seller of, or damages or penalties sought against Seller by, any Transferred Employee, or any Governmental Authority on behalf of or concerning any Transferred Employee, with respect to any act or failure to act by any of the Buyers or any of the Surviving Corporations to the extent arising from the employment, discharge, layoff or termination of any Transferred Employee on or after the Closing Date.

         9.3      GENERAL PROVISIONS.

         (a) Seller's obligations to indemnify the Buyer Indemnitees pursuant to SECTION 9.1, and the Buyers' and Acquisition Subs' obligation to indemnify the Seller Indemnitees pursuant to SECTION 9.2, are subject to the following limitations:

                  (i) No indemnification shall be made by an indemnifying party (referred to as an "Indemnitor") unless the aggregate amount of all Damages to be indemnified by such Indemnitor to the Buyer Indemnitees or Seller Indemnitees, as the case may be (Buyer Indemnitees and Seller Indemnitees are sometimes referred to as "Indemnitees"), exceeds $175,000 and, in such event, indemnification shall be made by such Indemnitor only to the extent such Damages exceed $175,000; provided, however, that any Buyer Damages arising out of or related to SECTION 2.9, SECTION 4.2, SECTION 4.4, SECTION 6.7(c) and (d), SCHEDULE 9.1, SECTION 9.1(b), SECTION 10.1 or SECTION 10.2 and any Seller Damages arising out of or related to SECTION 2.9, SECTION 10.2,
SECTION 10.3 or SECTION 6.11, shall not be subject to the foregoing limitation.

                  (ii) In no event shall the aggregate obligation of an Indemnitor to indemnify the Indemnitees pursuant to this Agreement exceed $15,000,000; provided, however, that this limitation shall not apply to any claim for indemnification for Seller Damages arising out of or related to
SECTION 2.9, SECTION 6.8, SECTION 6.11, SECTION 10.2 or SECTION 10.3 hereof or any claim for indemnification for Buyer Damages arising out of or related to
SECTION 2.9, SECTION 4.2, SECTION 4.4, SECTION 4.15, SECTION 6.8, SCHEDULE 9.1, SECTION 9.1(b), SECTION 10.1 and SECTION 10.2 hereof; and provided, further, that any claims arising out of or related to SECTION 2.9, SECTION 6.11, SECTION 4.2, SECTION 4.4, SECTION 4.15, SECTION 6.8, SCHEDULE 9.1,
SECTION 9.1(b), SECTION 10.1, SECTION 10.2 or SECTION 10.3 shall not be aggregated with any other claims for indemnification for purposes of determining the aggregate obligation of an Indemnitor pursuant to this Agreement. Notwithstanding anything to the contrary in the foregoing sentence, in no event shall the aggregate obligation of an Indemnitor to indemnify the Indemnitees pursuant to this Agreement exceed $70,000,000.

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

                  (iii) Notwithstanding anything to the contrary contained herein, except for Damages arising out of or related to a willful or knowing breach of SECTION 10.1 or SECTION 10.2, in no event shall an Indemnitor be obligated to indemnify an Indemnitee for any Damages that are speculative or consequential such as lost business opportunities or lost profits, other than lost profits from contractual obligations to which the Indemnitee was a party at the time of the event giving rise to the Damages.

                  (iv) An Indemnitor shall be obligated to indemnify the Indemnitees only for those claims giving rise to Damages as to which the Indemnitees have given Indemnitor written notice thereof, which notice must be given prior to the end of the indemnification period set forth in SECTION 9.3(b). Any written notice delivered by an Indemnitee to an Indemnitor with respect to Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

                  (v) Any amounts of Damages for which indemnification is provided under this ARTICLE IX shall be reduced by an amount equal to (i) any related recoveries actually received by an Indemnitee under insurance policies or other related payments actually received from any other Person, (ii) any Tax benefits realized by an Indemnitee or any of its Affiliates on account of and within three (3) years following the matter resulting in such Damages or the payment of such Damages and (iii) with respect to Buyer Damages, the amount of reserves, if any, reflected on the Closing Date Balance Sheets with respect to the specific matter for which indemnification is provided. In the event an Indemnitee receives any such recoveries or Tax benefits on account of any Damages that have been previously indemnified by the Indemnitor under this
ARTICLE IX, the Indemnitee shall, after receipt thereof, promptly pay over to the Indemnitor the full amount of such recoveries or Tax benefits received, but only to the extent of indemnification made by the Indemnitor on account thereof. In the event any matter for which indemnification is made to a Buyer Indemnitee is specifically reserved against on the Closing Date Balance Sheets, the amount of such indemnification shall be reduced by the amount of such reserve.

                  (vi)     Except for (x) injunctive or provisional relief and
(y) claims arising from or related to the Transition Services Agreement, the Guaranty and the Consulting Agreement, if the Closing occurs, this ARTICLE IX shall be the exclusive remedy for breaches of this Agreement and all other documents, agreements and transactions related hereto (including any covenant, obligation, representation or warranty contained in this Agreement or in any document or agreement delivered pursuant to this Agreement) or otherwise in respect of the Mergers contemplated hereby.

         (b) Other than any claim for indemnification for (i) Damages arising out of or related to SECTION 4.15 or SECTION 6.8, which claims may be brought until the expiration of the applicable statutory period of limitation, giving effect to any waiver, mitigation or extension thereof, (ii) Damages arising out of or related to any other covenant, which claims may be brought prior to the later of one year from the Closing Date or ninety (90) days after the date on which such covenant should be fully performed, and (iii) Damages arising out of or related to SECTION 4.2 or SECTION 4.4, which claims may be brought indefinitely, any claim for indemnification pursuant to this ARTICLE IX shall be brought within two (2) years of the Closing Date.

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

         9.4 THIRD-PARTY INDEMNIFICATION. The obligations of an Indemnitor to indemnify the Indemnitees under SECTION 9.1 or SECTION 9.2 hereof, as the case may be, with respect to Damages resulting from the assertion of liability by third parties (a "Claim"), will be subject to the following terms and conditions:

         (a) Any party against whom any Claim is asserted will give the Indemnitor written notice of any such Claim promptly after learning of such Claim, and the Indemnitor may at its option undertake the defense thereof by representatives of its own choosing, who shall be reasonably satisfactory to the Indemnitee. Failure to give prompt notice of a Claim hereunder shall not affect an Indemnitor's obligations under this ARTICLE IX, except to the extent (and only to the extent) the Indemnitor is materially prejudiced by such failure to give prompt notice. If an Indemnitor, within thirty (30) days after notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, or does not continue to defend the Claim in good faith, the Indemnitee against whom such claim has been made will (upon further notice to the Indemnitor) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk, and at the expense, of the Indemnitor, by representatives selected by the Indemnitee who shall be reasonably satisfactory to the Indemnitor. If an Indemnitor elects to assume the defense of such Claim, the Indemnitee shall have the right to employ (at its expense) its own counsel and to participate in such defense. If an Indemnitee reasonably believes that the handling of the defense by the Indemnitor may have a material adverse affect on any Indemnitee, its business or financial condition, or its relationship with any customer, prospect, supplier, employee, salesman, consultant, agent or representative, then the Indemnitee may, at its option and expense and through counsel of its choice, jointly with the Indemnitor assume control of the defense of such Claim, provided that nothing in this sentence shall be deemed to relieve the Indemnitor of any liability it may have under this ARTICLE IX other than liability for the expenses of Indemnitee's counsel.

         (b) Anything in this SECTION 9.4 to the contrary notwithstanding, the Indemnitor shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (i) which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such action, suit or proceeding or (ii) for other than monetary damages to be borne in full by the Indemnitor, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

                                  ARTICLE X
         NON-COMPETITION; NON-SOLICITATION OF EMPLOYEES AND CUSTOMERS

         10.1     NON-COMPETITION BY SELLER.

         (a) During the period commencing on the Closing Date and ending on the second anniversary thereafter and subject to the provisions of subsection (b) below, neither Seller nor any of its Affiliates shall, nor shall Seller cause any of its Affiliates to, directly or indirectly, own, manage, operate, control, enable or otherwise engage or participate in, or be a stockholder, partner, member, lender, guarantor or advisor of, or consultant to, any Person that is engaged in a business that directly and materially competes with the Business as conducted by the Companies as of the Closing Date (a "Competing Business") in the Business Area; provided, however, that nothing herein shall be deemed to prohibit Seller from holding an ownership interest in Princeton eCom Corporation, FIData, Inc. (d/b/a FIData.com) or COREINTELLECT, Inc. For purposes of this Agreement, "Business Area" shall mean the entire United States of America.

         (b) Notwithstanding subsection (a) above, Seller and any of its Affiliates may own securities in any publicly-traded entity that may be engaged in a Competing Business, but only to the extent Seller and its Affiliates, collectively, do not own, of record or beneficially, more than fifteen percent (15%) of the outstanding beneficial ownership of such entity; and provided that neither Seller nor its Affiliates may take any action to assist in the solicitation by any such publicly-traded entity for purposes of any Competing Business of any Person that is a customer of any Company as of the Closing Date.

         10.2     NON-SOLICITATION OF EMPLOYEES AND CUSTOMERS.

         (a) Each of (x) Seller and its Affiliates and (y) each of the Buyers, each of the Surviving Corporations and each of their respective Affiliates agree that, for a period of two (2) years after the Closing Date, it shall not, without the prior written consent of the other, (i) solicit, influence or attempt to influence any employee of the other to terminate his or her employment or other contractual relationship with his or her respective employer for any reason, including, without limitation, working for such soliciting party or (ii) hire any person who is an employee of the other as of the Closing Date. Each of Seller, the Buyers and the Surviving Corporations shall cause its respective Affiliates to comply with the provisions of this
SECTION 10.2(a).

         (b) Seller agrees that, for a period of two (2) years after the Closing Date, without the prior written consent of the Buyers, it shall not and it shall not permit its Affiliates to, (x) solicit, influence or attempt to influence any Person who is a customer of the Surviving Corporations as of the Closing Date to terminate its customer relationship with such Surviving Corporation for any reason or to engage with Seller or any such Affiliate in a business that directly and materially competes with the Business as conducted by the Companies as of the Closing Date in the Business Area, or (y) with respect to any entity in which Seller has an ownership interest but which is not an Affiliate, to suggest that such entity take any action that is prohibited by clause (x) above or to assist such entity in taking any such action.

         10.3     NON-COMPETE ROYALTY PAYMENTS.

         (a)      As soon as practicable and in any event no later than thirty
(30) days after the last day of each month beginning with the month following the month in which the Closing occurs and extending (i) with respect to Surviving Corporation 1 and Surviving Corporation 2, for 18 months and (ii) with respect to Surviving Corporation 3 and Surviving Corporation 4, for 36 months (collectively, the "Non-Compete Royalty Period"), the Buyers shall deliver to Seller their determinations of revenues of each of the Surviving Corporations for such month (collectively, the "Monthly Revenues"), determined in accordance with GAAP except as provided in SECTION 6.11. The Buyers shall provide Seller and its authorized representatives with reasonable access to its work papers and to the books and records of each of the Surviving Corporations, and Seller shall have the right, at its sole cost and expense, to make copies thereof, in connection with such calculations and the Buyers shall make themselves available at reasonable times upon request of Seller to discuss with Seller such calculations.

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

         (b) As consideration for Seller's covenants contained in SECTIONS 10.1 and 10.2, and subject to SECTION 9.1, the Buyers agree to pay to Seller an amount in cash equal to the amounts set forth in SCHEDULE 10.3 if the aggregate of the Monthly Revenues of the applicable Surviving Corporation, as finally determined pursuant to this SECTION 10.3, equals or exceeds the Annual Revenue Targets for such Surviving Corporation for such period as set forth in Schedule 10.3 (collectively, the "Non-Compete Royalty Payments"). Such amounts shall be paid by wire transfer of immediately available funds to Seller on the sixtieth day following the end of the period for which the payment is due (collectively, the "Non-Compete Royalty Payment Dates") for the 12-month or 18-month periods as set forth in SCHEDULE 10.3 (collectively, the "Non-Compete Royalty Payment Periods"), within the applicable Non-Compete Royalty Period Notwithstanding anything to the contrary contained herein, in the event that a Cumulative Revenue Target set forth in SCHEDULE 10.3 is met for any period from the beginning of the Non-Compete Royalty Period through the applicable 12-month period, any Non-Compete Royalty Payment with respect to such Surviving Corporation for that period and for any previous period that has not previously been paid shall then be paid on the next Non-Compete Royalty Payment Date. By means of example with respect to the foregoing, (i) if actual revenues for Surviving Corporation 3 for the first 12-month period following the Closing Date were $30,000,000, no Non-Compete Royalty Payment would be made with respect thereto on the following Non-Compete Royalty Payment Date; and if actual revenues for Surviving Corporation 3 for the second 12-month period following the Closing Date were $37,000,000, then the Non-Compete Royalty Payment with respect to both the first 12-month-period and the second 12-month period would be made on the next Non-Compete Royalty Payment Date (because the cumulative target for the second 12-month period is exceeded); and (ii) if actual revenues for Surviving Corporation 4 for the first 12-month period following the Closing Date were $27,000,000, then the Non-Compete Royalty Payment with respect to such period would be made on the next Non-Compete Royalty Payment Date, and if actual revenues for Surviving Corporation 4 for the second 12-month period following the Closing Date were $30,000,000, then the Non-Compete Royalty Payment with respect thereto would be made on the next Non-Compete Royalty Payment Date (because the cumulative target for the second 12-month period is exceeded).

         (c) Within fifteen (15) days after receipt by Seller of the Buyers' Monthly Revenues determination for the last month in any Non-Compete Royalty Payment Period, Seller shall either inform the Buyers in writing that the Monthly Revenues determination for each month in such Non-Compete Royalty Payment Period is acceptable or object to the Monthly Revenues determination in writing setting forth a specific description of Seller's objections and the Monthly Revenues objected thereto (it being agreed that the failure of Seller to deliver such written notice to the Buyers within such fifteen (15) day period shall be deemed acceptance by Seller). If Seller objects as provided above and if the Buyers do not agree with Seller's objections, if any (it being agreed that the failure of any Buyer to deliver written notice to Seller of such Buyer's disagreement with Seller's objections within fifteen (15) days of such Buyer's receipt of Seller's objections shall be deemed acceptance by such Buyer), or such objections are not resolved on a mutually agreeable basis within fifteen (15) days after the Buyers' receipt of Seller's objections, any such disagreement shall be promptly submitted to a mutually acceptable Unaffiliated Firm; provided, however, that, notwithstanding such dispute, the Buyers shall pay to Seller on the Non-Compete Royalty Payment Date the amount of Non-Compete Royalty Payment calculated by the Buyers as owing for such Non-Compete Royalty Period (the "Contested Non-Compete Royalty Payment"). The Unaffiliated Firm shall resolve within thirty

(30) days after its engagement by the parties the differences regarding the determination of the Monthly Revenues in accordance with GAAP and this Agreement (Monthly Revenues so determined is referred to as the "Actual Monthly Revenues"). If the Non-Compete Royalties owed based on the Actual Monthly Revenues exceeds the Contested Non-Compete Royalty Payment, then the Buyers shall pay Seller an amount in cash equal to such excess within five (5) business days after such determination is made.

         (d) The fees, expenses and costs of the Unaffiliated Firm incurred in connection with this SECTION 10.3 shall be paid by the parties using the methodology set forth in SECTION 2.9(d). The Buyers and Seller shall each bear the fees, costs and expenses of its own accountants. The Unaffiliated Firm's determination of the Monthly Revenues shall be deemed to be final.

         10.4     CONFIDENTIALITY.

                  (a) For a period of three years after the Closing, Seller shall not, and shall cause its Affiliates not to use for any purpose or knowingly divulge, directly or indirectly, to any entity or person, any Companies Confidential Information (as defined below), except Companies Confidential Information which is (i) in the public domain, (ii) becomes public knowledge through no fault of Seller, (iii) is required to be disclosed by court order or other government process or the disclosure of which is necessary to enable Seller to comply with applicable law or (iv) disclosed to a Governmental Authority in connection with any audit, Tax filing, investigation or similar proceeding. In the event that Seller or any of its Affiliates shall be required to make disclosure pursuant to the provisions of clause (iii) of the preceding sentence, such Person shall promptly notify the Buyers and take, at the expense of the Buyers, all reasonably necessary steps requested by the Buyers to defend against the enforcement of such court order or other government process, and permit the Buyers to participate with counsel of their choice in any proceeding relating to the enforcement thereof.

                  (b) For a period of three years after the Closing, no Buyer shall, and the Buyers shall cause the Surviving Corporations and their respective Affiliates not to use for any purpose or knowingly divulge, directly or indirectly, to any entity or person, any Seller Confidential Information (as defined below), except Seller Confidential Information which is (i) in the public domain, (ii) becomes public knowledge through no fault of any Buyer, (iii) is required to be disclosed by court order or other government process or the disclosure of which is necessary to enable the Buyers to comply with applicable law or (iv) disclosed to a Governmental Authority in connection with any audit, Tax filing, investigation or similar proceeding. In the event that any Buyer, any Surviving Corporation or any of their respective Affiliates shall be required to make disclosure pursuant to the provisions of clause (iii) of the preceding sentence, such Person shall promptly notify Seller and take, at the expense of Seller, all reasonably necessary steps requested by Seller to defend against the enforcement of such court order or other government process, and permit Seller to participate with counsel of its choice in any proceeding relating to the enforcement thereof.

         For purposes of this SECTION 10.4, "Companies Confidential Information" shall include, but not be limited to the following: all data, information and materials related to the Companies or any Surviving Corporation, or any subsidiary or division thereof which is not generally known or readily available to competitors or the public including, but not limited to: (1) proposals, text,

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illustrations, designs, characters, trade secrets, intellectual property, proprietary information, trademarks (both existing and proposed) and trade names; (2) matters of the business of the Companies or any Surviving Corporation or any subsidiary or division thereof including, but not limited to: financial data or plans; business procedures and plans; product plans; research and development; marketing plans and materials; information concerning employees, customers and/or vendors; lists of actual or potential customers or suppliers, price lists, pricing policies, and any information about such business, clients, customer lists, partners, contracts, assets, liabilities, or other financial information; past, present or proposed business operations, or projects or business opportunities for new or developing business; and (3) information or data including, but not limited to: software; specifications; designs; plans; drawings; and any other proprietary information relating to the business of the Companies or the Surviving Corporations, whether oral, graphic, written, electronic or in machine readable form.

         For purposes of this SECTION 10.4, "Seller Confidential Information" shall include, but not be limited to the following: all data, information and materials related to Seller, any Affiliate of Seller, or any subsidiary, Affiliate, or division thereof which is not generally known or readily available to competitors or the public including, but not limited to:
(1) proposals, text, illustrations, designs, characters, trade secrets, intellectual property, proprietary information, trademarks (both existing and proposed) and trade names; (2) matters of the business of Seller, or any subsidiary, Affiliate, or division thereof including, but not limited to: financial data or plans; business procedures and plans; product plans; research and development; marketing plans and materials; information concerning employees, customers and/or vendors; lists of actual or potential customers or suppliers, price lists, pricing policies, and any information about such business, clients, customer lists, partners, contracts, assets, liabilities, or other financial information; past, present or proposed business operations, or projects or business opportunities for new or developing business; and (3) information or data including, but not limited to: software; specifications; designs; plans; drawings; and any other proprietary information relating to the business of Seller, whether oral, graphic, written, electronic or in machine readable form.

         10.5 REASONABLENESS OF COVENANTS. The covenants of Seller, the Buyers and the Surviving Corporations contained in ARTICLE X will be construed as independent of any other provision in this Agreement; and the existence of any claim or cause of action by any party against the other will not constitute a defense to the enforcement of said covenants.

         It is the desire and intent of the parties to this Agreement that the provisions of this ARTICLE X shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this
ARTICLE X shall be adjudicated to be invalid or unenforceable, this ARTICLE X shall be deemed amended to modify or delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this ARTICLE X in the particular jurisdiction in which such adjudication is made.

                                  ARTICLE XI
                                MISCELLANEOUS

         11.1 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by

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any of the following methods:  (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

         If to any of the Buyers, any of the Acquisition Subs or any of the Surviving Corporations, to:


                    c/o Platinum Equity Holdings, LLC
                    2049 Century Park East, Suite 2700
                    Los Angeles, California 90067
                    Attention: Eva Kalawski, Esq.
                    Fax No.: (310) 712-1863

         With a copy to:

                    Riordan & McKinzie
                    300 South Grand Avenue, 29th Floor
                    Los Angeles, California  90071
                    Attention: Cynthia M. Dunnett, Esq.
                    Fax No.: (213) 229-8550

         If to Seller or any of the Companies (prior to the Mergers), to:

                    Billing Concepts Corp.
                    7411 John Smith Drive, Suite 1500
                    San Antonio, Texas 78229
                    Attention:  W. Audie Long, Esq.
                    Fax No.: (210) 949-7024



         With a copy to:

                    Gibson, Dunn & Crutcher LLP
                    1050 Connecticut Avenue, N.W.
                    Suite 900
                    Washington, D.C. 20036
                    Attention:  Howard B. Adler, Esq.
                    Fax No.: 202-467-0539

All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the

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addressee at the address provided for above.  However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

         11.2 SEVERABILITY. Should any provision of this Agreement for any reason be declared invalid or unenforceable, (i) such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and (ii) the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law, but only to the extent that such enforceability or application is in accordance with the intent of the parties as evidenced by this Agreement.

         11.3 BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto.

         11.4 NO THIRD-PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other legal or equitable right.

         11.5     INTERPRETATION.

         (a) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         (b) In view of the fact that each of the parties hereto has been represented by its own counsel and this Agreement has been fully negotiated by all parties, the legal principle that ambiguities in a document are construed against the draftsperson of that document shall not apply to this Agreement.

         11.6 JURISDICTION AND CONSENT TO SERVICE. Each of Seller, the Companies, the Buyers and the Acquisition Subs (a) agrees that any suit, action or proceeding arising out of or relating to this Agreement may be brought solely in the state or Federal courts of either the Western District of Texas or the Central District of California, (b) consents to the exclusive jurisdiction of any such court in any suit, action or proceeding relating to or arising out of this Agreement, (c) waives any objection which it may have to the laying of venue in any such suit, action or proceeding in any such court and (d) agrees that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process.

         11.7 ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement, the Disclosure Schedule, and the Schedules and Exhibits and other documents referred to herein or delivered pursuant hereto which form a part hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

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

         11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         11.9 SPECIFIC PERFORMANCE. The parties agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

         11.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        BILLING CONCEPTS CORP.

                                        By:       /s/ David P. Tusa
                                           -------------------------------------
                                        Name: David P. Tusa
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                        BILLING CONCEPTS, INC.

                                        By:      /s/ David P. Tusa
                                           -------------------------------------
                                        Name: David P. Tusa
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                        ENHANCED SERVICES BILLING, INC.

                                        By:    /s/ David P. Tusa
                                           -------------------------------------
                                        Name: David P. Tusa
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                        BC TRANSACTION PROCESSING SERVICES, INC.

                                        By::    /s/ David P. Tusa
                                            ------------------------------------
                                        Name: David P. Tusa
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                        APTIS, INC.

                                        By::    /s/ David P. Tusa
                                            ------------------------------------
                                        Name: David P. Tusa
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                        OPERATOR SERVICE COMPANY

                                        By::    /s/ David P. Tusa
                                            ------------------------------------
                                        Name: David P. Tusa
                                        Title: Senior Vice President and Chief
                                               Financial Officer

                                        BC HOLDING I CORPORATION

                                        By:    /s/ Johnny O. Lopez
                                           -------------------------------------
                                        Name: Johnny O. Lopez
                                        Title: Vice President

                                        BC HOLDING II CORPORATION

                                        By:    /s/ Johnny O. Lopez
                                           -------------------------------------
                                        Name: Johnny O. Lopez
                                        Title: Vice President

                                        BC HOLDING III CORPORATION

                                        By:    /s/ Johnny O. Lopez
                                           -------------------------------------
                                        Name: Johnny O. Lopez
                                        Title: Vice President

                                        BC ACQUISITION I CORPORATION

                                        By:    /s/ Johnny O. Lopez
                                           -------------------------------------
                                        Name: Johnny O. Lopez
                                        Title: Vice President

                                        BC ACQUISITION II CORPORATION

                                        By:    /s/ Johnny O. Lopez
                                           -------------------------------------
                                        Name: Johnny O. Lopez
                                        Title: Vice President

                                        BC ACQUISITION III CORPORATION

                                        By:    /s/ Johnny O. Lopez
                                           -------------------------------------
                                        Name: Johnny O. Lopez
                                        Title: Vice President

                                        BC ACQUISITION IV CORPORATION

                                        By:    /s/ Johnny O. Lopez
                                           -------------------------------------
                                        Name: Johnny O. Lopez
                                        Title: Vice President








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